AGREEMENT OF PURCHASE AND SALE
THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is made as of August 29, 2016 (the “Effective Date”), by and between Leawood ADP, Ltd, a Texas limited partnership (“Seller”), and Supertel Limited Partnership, a Virginia limited partnership (“Buyer” or “Operating Partnership”).  Seller and Buyer are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”
RECITALS:
A.            Seller owns the Aloft Leawood Hotel located at 11620 Ash Street, Leawood, KS (the “Hotel”).
B.            Seller desires to sell the Hotel and the Property (as defined below) to Buyer, and Buyer desires to purchase the Property from Seller, on the terms and subject to the covenants and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties covenant and agree as follows:
ARTICLE I
DEFINITIONS
1.1            DEFINITIONS.  Whenever used in this Agreement, all defined words and phrases, unless the context otherwise requires, have the meanings assigned to them in this Section 1.1:
“Accounts Receivable” means all amounts which Seller is entitled to receive from the Property for periods prior to the Closing, which are not paid as of the Closing, including, without limitation, charges for the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotel, any restaurant, bar or banquet services, or any other goods or services provided by or on behalf of Seller at the Hotel, but expressly excluding all (a) credit card charges, checks and other instruments which have been submitted for payment as of the Closing, and (b) items of income otherwise prorated pursuant to Section 8.2.
“Affiliate” means, respecting any Person, any other Person that, directly or indirectly (a) owns or controls fifty percent (50%) or more of the outstanding voting and/or equity interests of the Person; or (b) Controls, is Controlled by or is under common control with, the Person.  For the purposes of this definition, the term “Control” and its derivations means having the power, directly or indirectly, to direct the management, policies or general conduct of business of a Person, whether by the ownership of voting securities, contract or otherwise.
“Agreement” has the meaning set forth in the Preamble.
“Anti-Terrorism Laws” means Executive Order 13224 issued by the President of the United States, the USA PATRIOT Act, and all other Applicable Law addressing or in any way relating to terrorist acts and acts of war.
“Applicable Law” means, respecting any Person, any foreign or domestic federal, state, territorial or local law, statute, constitution, code, treaty, convention, administrative interpretation, common law, bylaw, restriction, regulation, ordinance, rule, order, injunction, judgment, doctrine, decree, approval, directive, decision, determination, ruling, writ, assessment, award or arbitration award of a Governmental Authority enacted, adopted, promulgated, entered into, applied or imposed by, any Governmental Authority, stock exchange, board of fire underwriters and similar quasi-governmental authority having jurisdiction over such Person or any of such Person’s assets or businesses including, without limitation, all Environmental Laws and The Americans with Disabilities Act of 1990, as amended from time to time, and any other regulations and rules issued pursuant thereto.
“Assigned Operating Agreements” has the meaning set forth in Section 2.1.5.
“Assignment and Assumption of Contracts, Leases and Licenses and Permits” means that certain Assignment and Assumption of Contracts, Leases and Licenses and Permits in the form of Exhibit E, assigning the Contracts, Leases and Licenses and Permits to Buyer, on the terms set forth therein.
“Assignment and Assumption of Intangible Property” means that certain Assignment and Assumption of Intangible Property in the form of EXHIBIT F, assigning the Warranties, Bookings, IT Systems, Intellectual Property and Accounts Receivable to Buyer, on the terms set forth therein.
“Audits” shall be those audits of the Property required by Buyer as an entity owned or controlled directly or indirectly by another entity, a majority of which is owned by a public company.
“Authorizations” means all licenses, permits and approvals required by any Governmental Authority or otherwise appropriate respecting the construction, ownership, operation, leasing, maintenance, or use of the Property or any part thereof.
“Beverage Services Agreement” has the meaning set forth in Section 7.3.
“Bill of Sale” means the Bill of Sale in the form of Exhibit D, transferring the FF&E, OS&E, F&B, Books and Records, Plans and Specifications and Miscellaneous Assets to Buyer, on the terms set forth therein.
“Bookings” has the meaning set forth in Section 2.1.13.
“Books and Records” has the meaning set forth in Section 2.1.12.
“Broker” means The Plasencia Group.
“Business” means the lodging business and all activities related thereto conducted at the Hotel, including, without limitation (a) the rental of any guest, conference or banquet rooms or other facilities at the Hotel, (b) the operation of any restaurant, bar or banquet services at the Hotel, together with all other goods and services provided at the Hotel, (c) the rental of any commercial or retail space to tenants at the Hotel, if applicable, (d) the maintenance and repair of the Real Property and tangible Personal Property comprising a part of the Hotel, (e) the employment of the Employees at the Hotel, and (f) the payment of Taxes for the Hotel.
“Business Day” means any day other than a Saturday, Sunday or any federal legal holiday.
“Buyer” has the meaning set forth in the Preamble.
“Buyer Closing Condition Failure” has the meaning set forth in Section 10.2.
“Buyer Closing Conditions” has the meaning set forth in Section 11.2.1.
“Buyer Closing Deliveries” has the meaning set forth in Section 12.3.2.
“Buyer Default” has the meaning set forth in Section 10.1.
“Buyer Documents” has the meaning set forth in Section 5.3.1.
“Buyer Due Diligence Reports” has the meaning set forth in Section 4.1.3.
“Buyer Indemnitees” means Buyer and its Affiliates, and each of their respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.
“Buyer’s Representatives” has the meaning set forth in Section 4.1.3.
“Buyer’s Inspectors” has the meaning set forth in Section 4.1.2.
“Cash Consideration” means that portion of the Purchase Price to be paid by Buyer to Seller, in the form of good and valid U.S. funds, at Closing.
“Casualty” has the meaning set forth in Section 13.1.
“Closing” has the meaning set forth in Section 12.1.
“Closing Certificate” means a closing certificate in the form of Exhibit C attached hereto, together with all exhibits thereto.
“Closing Date” has the meaning set forth in Section 12.1.
“Closing Escrow” has the meaning set forth in Section 12.2
“Closing Statement” has the meaning set forth in Section 8.1.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations, rulings and guidance issued by the Internal Revenue Service.
“Condemnation” has the meaning set forth in Section 13.2.
“Confidential Information” has the meaning set forth in Section 7.1.2.
“Contract” means, collectively, the Equipment Leases and the Assigned Operating Agreements.
“Cut-Off Time” has the meaning set forth in Section 8.2.
“Deed” means a special warrantydeed of the Real Property, subject to the Permitted Exceptions.
“Due Diligence Period” has the meaning set forth in Section 4.1.1.
“Earnest Money” has the meaning set forth in Section 3.2.
“Effective Date” has the meaning set forth in the Preamble.
“Employee Benefit Plan” means an “employee benefit plan” as defined in Section 3(3) of ERISA or Section 4975 of the Code.
“Employees” means all individuals who manage, operate or work at the Hotel and are not independent contractors of Seller, Hotel or Existing Manager.
“Employer” means the employer of the Employees.
“Equipment Leases” has the meaning set forth in Section 2.1.10.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and all regulations, rules and guidance issued pursuant thereto.
“Escrow Account” has the meaning set forth in Section 3.2.
“Escrow Holder” means Title Company.
“Existing Survey” means any existing survey of the Property in the possession of Seller.
“Excluded IT System” has the meaning set forth in Section 2.2.4.
“Excluded Property” has the meaning set forth in Section 2.2.
“Existing Manager” means Presidian Destinations, Ltd..
“F&B” has the meaning set forth in Section 2.1.4.
“FF&E” has the meaning set forth in Section 2.1.3.
“Franchise Agreement” means any license agreement between Franchisor and Buyer with respect, without limitation, to the branding and operation of the Hotel.
“Franchisor” means Sheraton, LLC.
“Function Revenues” has the meaning set forth in Section 8.2.9.
“Governmental Authority” means any agencies, authorities, bodies, boards, commissions, courts, instrumentalities, legislatures and offices of any nature whatsoever of any federal, state, county, district, municipal, city, foreign or other political subdivision or quasi-governmental unit thereof, and private arbitration panels or dispute resolution makers, including, without limitation, any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.
“Guest Ledger” means all charges accrued to the open accounts of any guests or customers at the Hotel as of the Cut-Off Time for the Hotel, the use or occupancy of any guest, conference or banquet rooms or other facilities at the Hotel, and any restaurant, bar or banquet services at or for the Hotel, or any other goods or services provided by or on behalf of Seller at the Hotel.
“Hazardous Substances” means any substance, chemical, waste or material that is or becomes regulated by any federal, state or local Governmental Authority because of its toxicity, infectiousness, radioactivity, explosiveness, ignitability, corrosiveness or reactivity, including, without limitation, asbestos or asbestos containing material, the group of compounds known as polychlorinated biphenyls, flammable explosives, oil, petroleum or any refined petroleum product, fungi or bacterial matter which reproduces through the release of spores or the splitting of cells, including, without limitation, mold, mildew and viruses, whether or not living.
“Holdback Amount” means One Hundred Thousand Dollars ($100,000).
“Hotel” has the meaning set forth in the Recitals.
“Hotel Guest Data and Information” means all guest or customer profiles, contact information (e.g., addresses, phone numbers, facsimile numbers and email addresses), histories, preferences and any other guest or customer information in any database of Seller, whether obtained or derived by Seller from guests or customers of the Hotel.
“Improvements” has the meaning set forth in Section 2.1.2.
“Indemnification Claim” has the meaning set forth in Section 10.10.1.
“Indemnification Loss” means, respecting any Buyer Indemnitee or Seller Indemnitee, any actual (and not contingent) liability, damage, loss, cost or expense, including, without limitation, reasonable attorneys’ fees and expenses and court costs, incurred by the Buyer Indemnitee or Seller Indemnitee as a result of the act, omission or occurrence in question.
“Indemnitee” has the meaning set forth in Section 10.10.1.
“Indemnitor” has the meaning set forth in Section 10.10.1.
“Independent Consideration” has the meaning set forth in Section 3.4.
“Inspections” has the meaning set forth in Section 4.1.2.
 “Intellectual Property” has the meaning set forth in Section 2.1.11.
“Inventoried Baggage” has the meaning set forth in Section 9.2.
“Inventoried Safe Deposit Boxes” has the meaning set forth in Section 9.1.
“IT System” has the meaning set forth in Section 2.1.14.
“Knowledge” means (i) respecting Seller, the actual knowledge, without independent investigation, of Drake Leddy and Charles Leddy (provided, however, that such individual shall have no personal liability whatsoever under this Agreement) and expressly excludes the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Seller; and (ii) respecting Buyer, the actual knowledge, without independent investigation, of William Blackham (provided, however, that such individual shall have no personal liability whatsoever under this Agreement) and expressly excludes the knowledge of any other shareholder, partner, member, trustee, beneficiary, director, officer, manager, employee, agent or representative of Buyer.  For the purposes of this definition, the term “actual knowledge” means, respecting any Person, the conscious awareness of such Person at the time in question, and expressly excludes any constructive or implied knowledge of such Person.
“Land” has the meaning set forth in Section 2.1.1.
“Liabilities” means any liabilities, obligations, damages, losses, costs and expenses of any kind or nature whatsoever, whether accrued or un-accrued, actual or contingent, known or unknown, foreseen or unforeseen.
“Licenses and Permits” has the meaning set forth in Section 2.1.9.
“Limited Partner Admission Agreement” means the Limited Partner Admission Agreement in the form of Exhibit G, admitting Seller as a limited partner of the Operating Partnership, which will be executed and delivered at Closing, if Buyer elects under Section 3.3.2 to pay part of the Purchase Price by transfer of OP Units.
“Liquor License” has the meaning set forth in Section 7.3.
“Management Agreement” means any Management Agreement by and between Existing Manager and Seller.
“Material Adverse Effect” means a monetary loss to Buyer equal to or greater than one percent (1%) of the Purchase Price hereunder.
“Material Casualty” has the meaning set forth in Section 13.1.1.
“Material Condemnation” has the meaning set forth in Section 13.2.1.
“Material Contract” means any Contract requiring aggregate annual payments in excess of TWENTY FIVE THOUSAND DOLLARS ($25,000) for any year during the term of the Contract after the Closing.
“Mutual Closing Conditions” has the meaning set forth in Section 11.1.1.
“New Franchise Agreement” has the meaning set forth in Section 11.2.1(5).
“Operating Agreements” means all maintenance, repair, improvement, service and supply contracts, booking and reservation agreements, credit card service agreements, and all other agreements for goods or services which are held by or on behalf of Seller in connection with the Business, other than the Equipment Leases and Licenses and Permits, together with all deposits made or held by or on behalf of Seller thereunder.
“OP Unit Consideration” has the meaning set forth in Section  0.
“OP Units” means units of limited partner interests in Operating Partnership.
“Ordinary Course of Business” means the ordinary course of business consistent with Seller’s past custom and practice for the Business, taking into account the facts and circumstances in existence from time to time.
“OS&E” has the meaning set forth in Section 2.1.3.
“Party(ies)” has the meaning set forth in the Preamble.
“Permitted Exceptions” means (a) the matters set forth in the Title Commitment or on the Existing Survey, (b) liens for current real estate taxes which are not yet due and payable, (c) discrepancies, conflicts in boundary lines, shortages in area, encroachments and any state of facts shown on the Existing Survey or which a new or updated survey of the Property would disclose or which are shown on the public records, (d) rights of possession of tenants under the Tenant Leases as tenants only, (e) any title exception which is waived by the Buyer pursuant to Section 4.2.1(b), and (f) any title exceptions created by Buyer.
“Person” means any natural person, corporation, general or limited partnership, limited liability company, association, joint venture, trust, estate, Governmental Authority or other legal entity, in each case whether in its own or a representative capacity.
“Personal Property” has the meaning set forth in Section 2.1.3.
“Phase 1 PIP Work” has the meaning set forth in Section 7.11.1.
“PIP” means the property improvement plan required by the Franchisor to be completed pursuant to the New Franchise Agreement, and which has been approved by Buyer and Seller; provided, however, that Seller’s approval shall not be required, if Buyer waives the right to the credit under Section 7.11.1.
“Plans and Specifications” has the meaning set forth in Section 2.1.7.
“Post Due Diligence Disclosure” has the meaning set forth in Section 10.3.
“Post Effective Date Seller Encumbrances” has the meaning set forth in Section 4.2.1(a).
“Post Effective Date Monetary Encumbrances” has the meaning set forth in Section 4.2.1(c).
“Property” has the meaning set forth in Section 2.1.
“Proprietary Marks” has the meaning set forth in Section 2.2.2.
“Proprietary Property” has the meaning set forth in Section 2.2.2.
“Prorations” has the meaning set forth in Section 8.2.
“Purchase Price” has the meaning set forth in Section 3.1.
“Qualified Plan” is a plan that is described in Section 401(a) of the Code
“Real Property” has the meaning set forth in Section 2.1.2.
“Redemption Agreement” means the Redemption Agreement in the form of Exhibit H, granting the right to Seller to have Buyer redeem its OP Units exercisable one (1) year after the Closing, which will be executed and delivered at Closing, if Buyer elects under Section 3.3.2 to pay part of the Purchase Price by transfer of OP Units.
“REIT” means Condor Hospitality Trust, Inc., a Maryland corporation.
“Retail Merchandise” has the meaning set forth in Section 2.1.15.
“Seller” has the meaning set forth in the Preamble.
“Seller Closing Conditions” has the meaning set forth in Section 11.3.1.
“Seller Closing Deliveries” has the meaning set forth in Section 12.3.1.
“Seller Cure Period” has the meaning set forth in Section 10.2.
“Seller Default” has the meaning set forth in Section 10.2.
“Seller Documents” has the meaning set forth in Section 5.1.1.
“Seller Due Diligence Materials” means all materials Seller delivers to Buyer in connection with its Inspections hereunder, provided, however that Seller shall have no obligation to make available or deliver to Buyer (x) any reports or studies that have been superseded by subsequent reports or studies, and (y) any of the following proprietary materials: (1) information contained in Seller’s financial analyses or projections or other internal documents relating to the Property, including any valuation documents, (2) material which is subject to attorney-client privilege or which is attorney work product, (3) appraisal reports or letters, and (4) material which Seller is legally required not to disclose.
“Seller Indemnitees” means Seller, and its Affiliates, and each of its respective shareholders, members, partners, trustees, beneficiaries, directors, officers and employees, and the successors, permitted assigns, legal representatives, heirs and devisees of each of the foregoing.
“Seller’s Possession” means in the physical possession and/or Control of or reasonably available to any officer or employee of Seller or Existing Manager; provided, however, that any reference in this Agreement to Seller’s Possession of any documents or materials expressly excludes the possession of any documents or materials that (a) are attorney-client privileged or constitute attorney work product; (b) are subject to a confidentiality agreement or to Applicable Law prohibiting their disclosure by Seller to Buyer; or (c) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of Seller.
“Taxes” means any federal, state, local or foreign, real property, personal property, sales, use, room, occupancy, ad valorem or similar taxes, assessments, levies, charges or fees, payroll taxes and Employee withholding imposed by any Governmental Authority on Seller or Existing Manager respecting the Property or the Business, but expressly excluding any (a) interest, penalty or fine with respect thereto; (b) federal, state, local or foreign income, capital gain, gross receipts, capital stock, franchise, profits, estate, gift or generation skipping tax; or (c) transfer, documentary stamp, recording or similar tax, levy, charge or fee incurred respecting the transactions described in this Agreement.
“Tenant Lease” has the meaning in Section 2.1.17.
“Third-Party Claim” means, individually and collectively: (a) respecting Seller Indemnitees, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against Seller Indemnitee by any Person which is not Buyer or an Affiliate of Buyer unless the same was conducting or participating in an Inspection; and (b) respecting any Buyer Indemnitee, any claim, demand, lawsuit, arbitration or other legal or administrative action or proceeding against Buyer Indemnitee by any Person which is not Seller or an Affiliate of Seller.
“Title Commitment” means a title commitment to be issued by the Title Company respecting the Property.
“Title Company” means Chicago Title Insurance Company.
“Title Policy” shall mean an ALTA owner’s title insurance policy without endorsements, issued by the Title Company insuring the Buyer’s title to the Property subject only to the Permitted Exceptions in an amount equal to the Purchase Price.
“Trade Payables” has the meaning set forth in Section 8.2.8.
“Transferable Licenses and Permits” has the meaning set forth in Section 2.1.9.
“WARN Act” means the Worker’s Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., as well as the rules and regulations thereto, set forth in 20 CFR 639, et seq., and any similar state and local laws, as amended from time to time, and any regulations, rules and guidance issued pursuant thereto as well as any laws enacted by state or local governments similar thereto.
“Warranties” has the meaning set forth in Section 2.1.6.
“Water Remediation Work” has the meaning set forth in Section 7.10
ARTICLE II
THE PROPERTY AND LIABILITIES
2.1            PROPERTY BEING CONVEYED.  At Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept from Seller the property, assets, rights and interests being conveyed, as more particularly set forth in this Section 2.1 below, but expressly excluding the Excluded Property (collectively, the “Property”):
2.1.1            REAL PROPERTY.  That parcel of land legally described in Exhibit A together with all appurtenant easements and any other rights and interests appurtenant thereto (collectively, the “Land”);
2.1.2            IMPROVEMENTS.  All buildings and all other structures (surface and subsurface), facilities, parking areas and other improvements located on the Land and all fixtures on the Land which constitute real property under Applicable Law and those rights held by Seller under and pursuant to the Deed and Easement Agreement Between Park Place Village, L.L.C. and Leawood ADP, Ltd recorded at Book 200802 at Page 302 with the Register of Deeds of Johnson County, Kansas attached hereto as Schedule 2.1.2 (the “Improvements,” and together with the Land, the “Real Property”);
2.1.3            PERSONAL PROPERTY.  All items of (a) fixtures (other than those which constitute Improvements), furniture, furnishings, equipment, machinery, tools, vehicles, appliances, art work and other items of tangible personal property which are located at the Real Property and used exclusively in the Business, or ordered for future use at the Real Property, at Closing, other than the OS&E, IT System, F&B, Retail Merchandise, Books and Records and Plans and Specifications (the “FF&E”) and (b) all china, glassware and silverware, linens, uniforms, engineering, maintenance, cleaning and housekeeping supplies, matches and ashtrays, soap and other toiletries, stationery, menus, directories and other printed materials, and all other similar supplies and materials, in each case whether partially used, unused or held in reserve storage for future use, which are (whether located at the Real Property or stored off-site or ordered for future use at the Real Property as of the Closing) (the “OS&E”); and (c) all vehicles owned by Seller and listed in Schedule 2.1.3 (clauses (a) through (c) are collectively referred to as the “Personal Property”).  All vehicles owned by Seller listed in Schedule 2.1.3 will be transferred to Buyer at Closing in the manner required under Applicable Law;
2.1.4            FOOD AND BEVERAGE.  All food and beverages (alcoholic and non-alcoholic) which are located at the Real Property or stored off-site, whether opened or unopened, or ordered for future use at the Real Property, as of the Closing, including, without limitation, all food and beverages located in the guest rooms, but expressly excluding any alcoholic beverages to the extent the sale or transfer of the same is not permitted under Applicable Law (the “F&B”);
2.1.5            ASSIGNED OPERATING AGREEMENTS.  All Operating Agreements to the extent they and the deposits held thereunder are transferable or the Parties obtain any consent necessary to effectuate such a transfer, which Buyer is obligated under Section 4.3 to assume at Closing (each, an “Assigned Operating Agreement” and, collectively, the “Assigned Operating Agreements”). The Operating Agreements currently in effect are more particularly described on Schedule 2.1.5 attached to this Agreement;
2.1.6            WARRANTIES.  All of Seller’s right, title and interest, if any, in and to (a) all transferable warranties and guaranties, express or implied, related to any of the Property from any contracts, contractors, subcontractors, materialmen, suppliers or vendors, and (b) any other claims against third parties relating to the Property or its condition (collectively, the “Warranties”);
2.1.7            PLANS AND SPECIFICATIONS.  All plans and specifications, blue prints, architectural plans, engineering diagrams and similar items located at the Hotel or in Seller’s Possession or any party under the control or contract with Seller that relate to the Property (collectively, the “Plans and Specifications”);
2.1.8            EASEMENTS AND AWARDS.  All of Seller’s right, title and interest, if any, in and to any easements, rights-of-way, privileges, licenses or other interests in, on, or to, any land, highway, street, road, or avenue, open or proposed, in, on or across, in front of, abutting or adjoining, the Real Property, and all right, title and interest of Seller, if any, in and to any awards made, or to be made in lieu thereof, and in and to any unpaid awards for damage thereto by reason of a change of grade of any such highway, street, road or avenue;
2.1.9            LICENSES AND PERMITS.  All licenses, permits, consents, Authorizations, approvals, registrations and certificates issued by any Governmental Authority which are held by or on behalf of Seller (the “Licenses and Permits”), including, without limitation, for construction, use or occupancy of the Property or the Business, together with any deposits made by or on behalf of Seller, to the extent the same and such deposits are transferable or the Parties obtain any consent necessary to effectuate such a transfer (the “Transferable Licenses and Permits”);
2.1.10            EQUIPMENT LEASES.  All leases and purchase money security agreements for any equipment, machinery, vehicles, furniture or other personal property located at the Hotel or stored off-site which are held by or on behalf of Seller and used exclusively in the Business, together with all deposits made by or on behalf of Seller, to the extent the same and such deposits are transferable or the Parties obtain any consent necessary to effectuate such a transfer (each, an “Equipment Lease” and, collectively, the “Equipment Leases”).  The Equipment Leases are more particularly described on Schedule 2.1.10 attached hereto;
2.1.11            INTELLECTUAL PROPERTY.  All trademarks, trade names, service marks, symbols, logos and other intellectual property rights owned or assignable by Seller in the operation of the Hotel (the “Intellectual Property”);
2.1.12            BOOKS AND RECORDS.  All books and records which relate exclusively to the Property or the Business, including but not limited to Seller’s interest in all Hotel Guest Data and Information, but expressly excluding all documents and other materials which (a) are attorney-client privileged or constitute attorney work product; (b) are subject to an Applicable Law or a confidentiality agreement prohibiting their disclosure; or (c) constitute confidential internal assessments, reports, studies, memoranda, notes or other correspondence prepared by or on behalf of any officer or employee of Seller or any of its Affiliates, including (for exclusion purposes), without limitation, all (1) internal financial analyses, appraisals, tax returns, financial statements and (2) corporate or other entity governance records (the “Books and Records”), provided, however, that Seller shall have the right to (a) redact and reformat any Books and Records which include data or other information pertaining to any other Hotel owned, managed or franchised by Seller or its Affiliates that are unrelated to the operation of the Business; and (b) retain copies of any Books and Records delivered to Buyer;
2.1.13            BOOKINGS.  All bookings and reservations (at their respective confirmed rate) for guest, conference and banquet rooms or other facilities of the Hotel as of the Closing, together with all deposits held by or on behalf of Seller respecting the Hotel (the “Bookings”) made in the Ordinary Course of Business;
2.1.14            IT SYSTEM.  With the exception of the Excluded IT System, all computer hardware, telecommunications and information technology systems located at the Real Property or stored off-site, including all telephone exchanges located at the Real Property, and all computer software used at the Real Property, subject to the terms of the applicable license agreement, to the extent the same are transferable or the Parties obtain any consent necessary to effectuate such a transfer (the “IT System”);
2.1.15            RETAIL MERCHANDISE.  All merchandise located at the Real Property and held for sale to guests and customers at the Real Property, or ordered for future sale at the Real Property or stored offsite, as of the Closing, including, without limitation, the inventory held for sale in any gift shop, pro shop or newsstand operated by or on behalf of Seller at the Real Property, but expressly excluding the F&B (the “Retail Merchandise”);
2.1.16            ACCOUNTS RECEIVABLE.  All Accounts Receivable not older than fifteen (15) days as of the Closing, as the same is more particularly set forth in Section 8.3;
2.1.17            TENANT LEASES.  All leases, subleases, licenses, concessions and/or similar agreements granting to any other Person the right to use or occupy any portion of the Real Property, other than the Bookings, together with all security deposits held by or on behalf of Seller or the tenant thereunder, to the extent the same and such security deposits are transferable or the Parties obtain any consent necessary to effectuate such a transfer (each, a “Tenant Lease” and, collectively, the “Tenant Leases”).  The Tenant Leases are more particularly described on Schedule 2.1.17 attached hereto; and
2.2            EXCLUDED PROPERTY.  Notwithstanding anything to the contrary in Section 2.1 above, the property, assets, rights and interests set forth below in this Section 2.2 (the “Excluded Property”) shall not be transferred, assigned or conveyed to Buyer, and shall be excluded from the Property:
2.2.1            CASH.  Except for deposits expressly included in Section 2.1, and except as otherwise expressly provided herein, all cash on hand or on deposit in any house bank, operating account or other account or reserve (including, without limitation, seasonal reserves and FF&E reserves), maintained in connection with the Hotel, together with any and all credit card charges, checks and other instruments which Seller has submitted for payment as of the Closing;
2.2.2            PROPRIETARY PROPERTY.  All (a) Intellectual Property and other similar rights held by Seller or any of its Affiliates (the “Proprietary Marks”); (b) signs and other fixtures and personal property at the Hotel which bears any of the Proprietary Marks; (c) Seller’s internal management, operational, employee and similar manuals, handbooks and publications; and (d) Seller’s centralized systems and programs used in connection with the Business conducted by Seller, including, without limitation, the sales and marketing, guest program, and purchasing systems and programs (collectively, “Proprietary Property”);
2.2.3            THIRD-PARTY PROPERTY.  Any fixtures, personal property or Intellectual Property owned by (a) the lessor under any Equipment Leases (subject to Buyer’s rights under the Equipment Leases); (b) the supplier, vendor, licensor or other party under any Operating Agreements or Licenses and Permits; (c) any Employee; (d) any guest or customer of the Hotel; or (e) the tenant under any Tenant Leases;
2.2.4            EXCLUDED IT SYSTEM.  The computer hardware, telecommunications and information technology systems, and computer software set forth in Schedule 2.2.4 attached hereto (the “Excluded IT System”), which Seller shall have the right to remove from the Property at or prior to the Closing;
2.2.5            INSURANCE POLICIES.  All policies of insurance under which Seller is a named or an additional named insured, excepting any claims thereunder or insurance proceeds required to be assigned to Buyer under Section 13.1.1.  Buyer shall be responsible for obtaining its own insurance as of the Closing and for the period thereafter; and
2.2.6            ACCOUNTS RECEIVABLE.  All Accounts Receivable older than fifteen (15) days as of the Closing, as the same is more particularly set forth in Section 8.3.
ARTICLE III
PURCHASE PRICE
3.1            PURCHASE PRICE.  The purchase price for the Property is Twenty Two Million Five Hundred Thousand Dollars ($22,500,000.00) (the “Purchase Price”), which shall be adjusted at Closing for the Prorations pursuant to Section 8.2, and as otherwise expressly provided in this Agreement, including but not limited to any adjustment pursuant to Section 11.2.1(e)  The Purchase Price shall be paid at Closing by Buyer to Seller in accordance with Section 3.3.
3.2            EARNEST MONEY.  Within two (2) Business Days following the execution of this Agreement by the Parties, Buyer shall deposit with the Escrow Holder, in an interest bearing account established by Escrow Holder at a federally insured nationally chartered banking institution (the “Escrow Account”), in cash or other immediately available funds, the sum of Two Hundred Twenty Five Thousand Dollars ($225,000.00) (the “Earnest Money”).  The Escrow Holder shall hold the Earnest Money in the Escrow Account, in accordance with the terms and conditions of this Agreement.  All interest on such sum shall be deemed income of Buyer, and Buyer shall be responsible for the payment of all costs and fees imposed on the Escrow Account.  Nevertheless, all interest accrued on such sum shall be held and disbursed with, and deemed to be a part of, the Earnest Money for all purposes of this Agreement.  If this Agreement remains in effect after the expiration of the Due Diligence Period, within two (2) Business Days after the expiration of the Due Diligence Period, Buyer shall make an additional earnest money deposit of Two Hundred Twenty Five Thousand Dollars ($225,000.00) (the “Additional Deposit”) with the Escrow Holder to be held in the Escrow Account as part of and under the same terms as the Earnest Money.  After the Additional Deposit has been delivered to Escrow Holder, all references to the Earnest Money herein shall include the Additional Deposit.   At Closing, the Earnest Money and all interest accrued thereon shall be applied toward the Purchase Price and paid by Escrow Holder to Seller.  The Earnest Money is nonrefundable to Buyer except as expressly provided in this Agreement.  Escrow Holder shall disburse the Earnest Money (and any interest accrued thereon) to the Parties in accordance with the terms and conditions of this Agreement.  Buyer shall be responsible for any income taxes payable respecting any interest and/or dividends earned respecting the Earnest Money and shall deliver a form W-9 to Escrow Holder in connection therewith.  This Section 3.2 shall survive the Closing, as well as the termination of this Agreement.
3.3            PAYMENT OF PURCHASE PRICE.
3.3.1            PAYMENT AT CLOSING.  At Closing, Buyer shall pay to Seller an amount equal to the Purchase Price, as adjusted for the Prorations pursuant to Section 8.2, and as otherwise expressly provided in this Agreement, less the Earnest Money applied and credited toward payment of the Purchase Price (and disbursed to the Seller).  Buyer shall cause the wire transfer of the Cash Consideration to be received by Escrow Holder no later than 12:00 p.m. (Eastern Time) on the Closing Date.
3.3.2            METHOD OF PAYMENT.  Buyer shall be entitled to use OP Units that can be converted to REIT common stock as a portion of the Purchase Price in an amount not greater than Fifty Thousand Dollars ($50,000.00) (the amount, if any, which Buyer elects is referred to as the “OP Unit Consideration”) The number of OP Units delivered to Seller on the Closing Date shall be equal to (i) the OP Unit Consideration, divided by the volume weighted average of the closing prices of the common shares of the REIT as reported by NASDAQ for the trailing three (3) trading days immediately preceding the announcement date of this Agreement, multiplied by (ii) eight (8).  The general terms and rights of ownership of the OP Units are attached hereto and made part as.  However, if any terms or rights of ownership of the OP Units generally described on Schedule 3.3.2 conflict with the terms and conditions of the Limited Partner Admission Agreement, or the Redemption Agreement, the terms and conditions of those agreements shall govern.  All other amounts to be paid by Buyer to Seller pursuant to this Agreement shall be paid by wire transfer of immediately available U.S. federal funds.
3.4            INDEPENDENT CONSIDERATION.  An amount equal to One Hundred and No/100 Dollars ($100.00) of the Earnest Money shall be deemed “non-refundable option money” given by Buyer to Seller as good and valuable consideration for the rights and obligations of the parties under this Agreement, is independent of all other consideration provided in this Agreement, and is nonrefundable in all events (the “Independent Consideration”).  Seller and Buyer stipulate that the Independent Consideration is sufficient consideration to support this Agreement notwithstanding Buyer’s rights to terminate this Agreement as set out in this Agreement.  At Closing, such amount shall be credited against the Purchase Price.  The Parties acknowledge and agree that an amount equal to the Independent Consideration may be deducted from the Earnest Money and remitted to Seller in order to satisfy this Section 3.4.
3.5            ALLOCATION OF PURCHASE PRICE.  Prior to expiration of the Due Diligence Period, Seller and Buyer will cooperate with each other in good faith to arrive at a mutually acceptable allocation of the Purchase Price among the Hotel and their respective Land and Improvements, on the one hand, and their respective Personal Property, on the other, and, upon approval of the same, it shall be attached hereto as Schedule 3.5 and made part of this Agreement (the “Allocation”).  Seller and Buyer shall (i) be bound by the Allocation, (ii) act in accordance with the Allocation in the preparation of financial statements and filing of all tax returns and in the course of any tax audit, tax review or tax litigation relating thereto, and (iii) refrain from, and cause their Affiliates to refrain from, taking a position inconsistent with the Allocation for all tax purposes.  If Seller and Buyer are unable to reach an agreement on a mutually acceptable Allocation on or before expiration of the Due Diligence Period, then unless Seller and Buyer reach such an agreement prior to the Closing, then following the Closing, Seller and Buyer shall not be bound by the preceding sentence, and may for their tax and business purposes make their own determination of the appropriate Allocation.

ARTICLE IV
CONTINGENCIES
4.1            DUE DILIGENCE.
4.1.1            DUE DILIGENCE CONTINGENCY.  Commencing as of the Effective Date, Buyer shall have until the end of the forty-fifth (45th) day thereafter (the “Due Diligence Period”) to perform its due diligence review of the Property and all matters related thereto which Buyer deems advisable, including, without limitation, any engineering, environmental, title, survey, financial, operational and legal compliance matters relating to the Property.  Unless Buyer, in its sole discretion and with or without reasons, notifies Seller and Escrow Holder on or before the last day of the Due Diligence Period that it is satisfied with the results of its due diligence review of the Property, this Agreement shall terminate, Section 14.20 shall apply, and without the necessity of any instructions from Seller and notwithstanding any contrary demands of Seller or any other person, Escrow Holder is instructed to return the Earnest Money, less the Independent Consideration, to Buyer and pay the Independent Consideration to Seller, each within two (2) Business Days after expiration of the Due Diligence Period.  If Buyer notifies Seller, in writing, on or before the expiration of the Due Diligence Period, that Buyer is satisfied with its due diligence, this Agreement shall continue thereafter to be binding and enforceable against the Buyer and Seller under the terms and conditions of this Agreement.  If Buyer has not obtained approval for the New Franchise Agreement or completed the Audits prior to the end of the Due Diligence Period, Buyer shall be permitted to extend the Due Diligence Period for an additional fifteen (15) days, and shall be permitted to terminate this Agreement as provided in this Section 4.1.1 prior to the end of such extended Due Diligence Period, but only for failure to obtain approval for the New Franchise Agreement or complete the Audits.  The Due Diligence Period may also be extended pursuant to Section 7.11.2.
4.1.2            DUE DILIGENCE INSPECTIONS.
(a)              On the Effective Date, Seller shall make all Books and Records, and Plans and Specifications, which are in a Seller’s Possession, available at the Hotel or management company Corporate Office for Buyer’s inspection. Within five (5) days after the Effective Date, Seller shall deliver to Buyer copies of or make available to Buyer in a virtual data room copies of the Seller Due Diligence Materials described on Schedule 4.1.2(a), and Buyer shall have the right through Closing to perform such examinations, tests, investigations and studies of the Property (the “Inspections”) as Buyer deems advisable in its sole and absolute discretion, in accordance with this Section 4.1.2 and subject to any limitations set forth in this Section 4.1.2  Buyer may conduct the Inspections with its officers, employees, contractors, consultants, agents or representatives (the “Buyer’s Inspectors”); provided, however, that Buyer shall cause Buyer’s Inspectors to comply with the provisions regarding Confidential Information set forth in Section 7.1.  Seller shall provide reasonable access to the Property for Buyer’s Inspectors to perform the Inspections; provided, however, that (a) Buyer shall provide Seller with at least forty eight (48) hours’ prior notice of each of the Inspections; (b) an employee, agent or representative of Seller may accompany Buyer on any such Inspections; (c) the Inspections shall be conducted by Buyer’s Inspectors during normal business hours; (d) the Inspections shall not unreasonably interfere with the Business, and Buyer’s Inspectors shall comply with Seller’s reasonable requests respecting the Inspections to minimize such interference; (e) Buyer’s right to perform the Inspections shall be subject to the rights of tenants, guests and members at the Hotel; and (f) Buyer’s Inspectors shall not perform any drilling, coring or other invasive testing, without Seller’s prior written consent, which may be withheld or conditioned by Seller in its sole discretion.  Any Buyer request to Seller for permission to conduct any such intrusive testing shall be in writing and shall be accompanied by a written scope of the intended work in sufficient detail to allow Seller to reasonably evaluate the request.  Buyer shall be responsible for all costs and fees associated with its investigation and review of the Property.  Buyer shall conduct and to cause Buyer’s Representatives to conduct its inspections and reviews (1) in a safe and professional manner; (2) so as not to create any dangerous or hazardous condition on the Property; (3) in compliance with all applicable laws; (4) only after obtaining all permits required to be obtained respecting such inspections; and (5) in a manner that does not cause any damage, loss, cost or expense to, or claims against Seller or the Property.  Buyer shall promptly repair any damage or disturbance Buyer or Buyer’s Representatives shall cause to the Property, and further Buyer agrees to indemnify, defend and hold harmless Seller and the “Seller Parties” (hereafter defined) from any and all liability, claims, demands, damages and costs (including attorneys’ fees and expenses) resulting from the activities of Buyer, Buyer’s Inspectors, or the Buyer’s Representatives upon the Property and from and against all mechanics’, materialmen’s or other liens resulting from the conduct of Buyer, Buyer’s Inspectors, or the Buyer’s Representatives upon the Property, excluding any pre-existing conditions not exacerbated by Buyer, Buyer’s Inspectors or Buyer’s Representatives.  Buyer’s obligations under this Section shall survive termination of this Agreement.
(b)              Without limiting the generality of the provisions in Section 7.1, Buyer shall be permitted to communicate with any Governmental Authority or any official, employee or representative thereof, involving any matter respecting the Property or the Business, provided that Buyer shall give prior written notice to Seller and provided the communication does not involve the disclosure of any information or the existence of any report obtained via or prepared in connection with an Inspection, unless approved by Seller.
(c)              Without limiting the generality of the provisions in Section 7.1, Buyer shall not, prior to the Closing, through its officers, employees, managers, contractors, consultants, agents, representatives or any other Person (including, without limitation, Buyer’s Inspectors), directly or indirectly, communicate with any Employee or Person representing any Employee involving any matter respecting the Property or the Business, the Employee or this Agreement without obtaining the prior consent of Seller thereto, which consent shall not be unreasonably withheld or delayed, except with the Hotel general manager and director of sales.
4.1.3            BUYER’S DUE DILIGENCE REPORTS.  All information, irrespective of the form of communication, provided to or obtained by Buyer or its directors, officers, employees, agents, contractors, representatives, attorneys or advisors (individually and collectively, the “Buyer’s Representatives”), whether prepared by or on behalf of Seller, by third party consultants engaged by Buyer, the Buyer’s Representatives, Buyer’s Inspectors or otherwise, in connection with Buyer’s investigation of the Property including, but not limited to any compilation of such information and/or documentation prepared using any portion of such information, shall be Confidential Information to which Section 7.1 is applicable. If Buyer does not complete the purchase of the Property for any reason, (i) any and all studies, reports and other matters provided to Buyer, the Buyer’s Representatives or the Buyer’s Inspectors by Seller or Seller’s representatives in connection with such investigation process, together with any and all copies thereof, shall be immediately returned to Seller without charge and (ii) Buyer shall provide a copy to Seller of all studies, reports and assessments prepared by any Person for or on behalf of Buyer (other than any internal studies, reports and assessments prepared by any of Buyer’s employees, attorneys or accountants) in connection with the Inspections (the “Buyer Due Diligence Reports”).  This provision shall survive termination of this Agreement.  The Buyer Due Diligence Reports shall be provided to Seller subject to the rights of the parties who prepared the same and without any representation or warranty of any kind.  If requested by Seller, Buyer shall use commercially reasonable efforts to obtain an original of Buyer Due Diligence Reports for Seller, together with a reliance letter in favor of Seller from the Person who prepared Buyer Due Diligence Reports; provided, however, that Seller shall pay for any fees, costs or expenses charged by the Person for the original Buyer Due Diligence Reports and/or reliance letters.
4.1.4            RELEASE AND INDEMNIFICATION.  Buyer (for itself and all Buyer Indemnitees) hereby releases Seller Indemnitees for any Indemnification Loss incurred by any Buyer Indemnitee arising from or in connection with the Inspections (including, without limitation, any liens placed on the Property, including any Excluded Property, caused by or at the direction of Buyer), except to the extent resulting from Seller’s or any Seller Indemnitees’ grossly negligent act or omission or breach by Seller of this Agreement.  Buyer shall defend, indemnify and hold harmless Seller Indemnitees in accordance with Article X from and against any Indemnification Loss incurred by Seller Indemnitees arising from or in connection with the Inspections.  This Section 4.1.4 shall survive the termination of this Agreement and/or Closing.
4.1.5            INSURANCE.  Prior to commencing any Inspections, Buyer shall provide to Seller a certificate of insurance, in form and substance reasonably satisfactory to Seller, evidencing that Buyer maintains commercial general liability insurance in an amount no less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate, with an insurance company with a Best’s rating of no less than A-VIII, insuring Buyer against its indemnification obligations under Section 4.1.4 and naming Seller and any lender to the Property, if requested by Seller as an additional insured thereunder.  Buyer’s maintenance of the insurance policies shall not release or limit Buyer’s indemnification obligations under Section 4.1.4.
4.2            EVIDENCE OF TITLE
4.2.1            TITLE COMMITMENT; SURVEY.  Buyer shall receive a copy of the Title Commitment and the Existing Survey.  Except as expressly set forth in Section 4.2.1(a), all title exceptions and matters set forth in the Title Commitment and on the Existing Survey shall be deemed Permitted Exceptions and are hereby approved by the Buyer, subject to the following:
(a)              At the Closing, Seller shall obtain releases of (i) the deed of trust or mortgage and other current financing items created by Seller encumbering the Property, and (ii) any liens encumbering the Property, including but not limited to liens affirmatively placed on the Property by Seller after the effective date of the Title Commitment (“Post Effective Date Seller Encumbrances”), except for liens created by Buyer or Buyer’s Representatives.  Other than as set forth in this Agreement (including without limitation the first sentence of this Section 4.2.1(a), and Section 4.2.1(b)), Seller shall not be required to take or bring any action or proceeding or any other steps to remove any title exception or to expend any moneys therefor, nor shall the Buyer have any right of action against Seller, at law or in equity, for Seller’s inability to convey title subject only to the Permitted Exceptions.
(b)              Notwithstanding the foregoing, if Seller is unable to convey title subject only to the Permitted Exceptions, and the Buyer has not, prior to the Closing Date, given notice to Seller that the Buyer is willing to waive objection to each title exception which is not a Permitted Exception, Seller shall have the right, in Seller’s sole and absolute discretion, to (a) take such action as Seller shall deem advisable to attempt to discharge or cause the Title Company to insure over each such title exception which is not a Permitted Exception or (b) terminate this Agreement, subject to the provisions of Section14.20.  Nothing in this Section 4.2.1(b) shall require Seller, despite any election by Seller to attempt to discharge or cause the Title Company to insure over any title exceptions, to take or bring any action or proceeding or any other steps to remove any title exception or to expend any moneys therefor, other than respecting the liens described in Section 4.2.1(a)(i) and (ii), Post Effective Date Seller Encumbrances and the Post Effective Date Monetary Encumbrances (as hereinafter defined).
(c)              Notwithstanding the foregoing, at the Closing, in addition to releasing any Post Effective Date Seller Encumbrances which the Buyer does not waive its objection to pursuant to Section 4.2.1(b), Seller shall obtain a release of any lien encumbering the Property after the effective date of the Title Commitment which may be removed or insured over by the payment of a sum of money (a “Post Effective Date Monetary Encumbrance”).
4.2.2            COOPERATION.  In connection with obtaining the Title Policy, Buyer and Seller, as applicable, and to the extent requested by the Title Company, will deliver to the Title Company (a) evidence sufficient to establish (i) the legal existence of Buyer and Seller and (ii) the authority of the respective signatories of Seller and Buyer to bind Seller and Buyer, as the case may be, and (b) an ALTA statement in the form reasonably required by the Title Company.
4.3            OPERATING AGREEMENTS TO BE ASSUMED OR TERMINATED.
Buyer shall have until the end of the Due Diligence Period to notify Seller of any Operating Agreements that Buyer elects to have Seller terminate at or prior to the Closing, and Seller shall be obligated to terminate any Operating Agreements designated by Buyer for termination, if terminable by Seller without charge on or before the Closing.  Any Operating Agreement as to which Buyer has not made the termination election and any Operating Agreements which Seller is not required to terminate shall be assumed by Buyer at Closing.
4.4            SURVIVAL.  This Article IV shall survive the Closing as well as the termination of this Agreement.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
5.1            SELLER’S REPRESENTATIONS AND WARRANTIES.  To induce Buyer to enter into this Agreement and to consummate the transaction described herein, Seller hereby makes the representations and warranties in this Section 5.1, upon which Seller acknowledges and agrees Buyer is entitled to rely.
5.1.1            AUTHORITY AND BINDING OBLIGATION.  (a) Seller has the full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Seller pursuant to this Agreement (collectively, the “Seller Documents”), and to perform all obligations of Seller under each of the Seller Documents; (b) the execution and delivery by the individual executing the Seller Documents on behalf of Seller, and the performance by Seller of its obligations under the Seller Documents, has been duly and validly authorized by all necessary action by Seller; and (c) the Seller Documents, when executed and delivered, will constitute the legal, valid and binding obligations of Seller and will be enforceable against Seller in accordance with their terms, except to the extent Buyer itself is in default thereunder.
5.1.2            ORGANIZATION AND POWER.  Seller is duly incorporated or formed (as the case may be), validly existing, in good standing in the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdiction in which the Real Property is located, and has all requisite power and authority to own the Real Property and conduct the Business as currently owned and conducted.
5.1.3            NO CONFLICT.  Neither the execution and delivery by Seller of Seller Documents, nor the performance by Seller of any of its obligations under any of Seller Documents, nor the consummation by Seller of the transactions described in this Agreement will (a) violate any provision of Seller’s organizational or governing documents, (b) to Seller’s Knowledge, result in a violation or breach, or constitute a default under, any Material Contract, or (c)  result in the creation or imposition of any lien or encumbrance on the Property or any portion thereof.
5.1.4            CONSENTS AND APPROVALS.  Except for the approval of the appropriate Governmental Authorities in connection with the transfer of the Licenses and Permits, and the recordation of the Seller Documents, to Seller’s Knowledge no filing with, and no permit, Authorization, consent or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by Seller of the Seller Documents, or the performance by Seller of any of its obligations under any of the Seller Documents, or the consummation by Seller of the transactions described in this Agreement, except to the extent the failure to obtain such permit, Authorization, consent or approval would not have a Material Adverse Effect on the Hotel, or Seller’s ability to consummate the transactions described in this Agreement.
5.1.5            FINDERS AND INVESTMENT BROKER.  Except for the Broker, Seller has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for, or on behalf of, Seller in connection with the transactions described by this Agreement in a manner which would entitle such Person to any fee or commission in connection with this Agreement or the transaction described herein.
5.1.6            FOREIGN PERSON.  Seller is a “United States person” (as defined in Section 7701(a)(30)(B) or (C) of the Code) for the purposes of the provisions of Section 1445(a) of the Code.
5.1.7            OFAC.  Neither Seller nor any of its respective Affiliates is (a) listed on the Specially Designated Nationals and Blocked Persons List or any other similar list maintained by the Office of Foreign Assets Control, Department of the Treasury or the Department of Foreign Affairs and International Trade (Canada), pursuant to any authorizing statute, executive order or regulation; or (b) a “specially designated global terrorist” or other Person listed on Appendix A to Chapter V of 31 C.F.R., as the same has been from time to time updated and amended; or (c) a Person either (i) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R.  Part 515; or (ii) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001) or a Person similarly designated under any related enabling legislation or any other similar Executive Orders.
5.1.8            NO VIOLATION OF ANTI-TERRORISM LAWS.  None of Seller’s property or interests is subject to being “blocked” under any Anti-Terrorism Laws, and neither Seller nor any Person holding any direct or indirect interest in Seller is in violation of any Anti-Terrorism Laws.
5.1.9            TITLE TO THE PROPERTY.  There are no outstanding agreements (written or oral) pursuant to which Seller has agreed to sell or has granted an option or right of first refusal or first or last offer to purchase the Property or any interest therein.
5.1.10            TENANT LEASES.  Schedule 2.1.17 attached hereto lists all Tenant Leases as of the Effective Date.  Neither Seller, nor, to Seller’s Knowledge, any other Person is in material default under any Tenant Lease.  True, correct and complete copies of all Tenant Leases have been made available to Buyer. Except for the Tenant Leases, Bookings made in the Ordinary Course of Business, occupancy by registered Hotel guests in the Ordinary Course of Business, and as reflected in the Permitted Exceptions there are no agreements granting to any person the right to use or occupy any portion of the Hotel.
5.1.11            OPERATING AGREEMENTS.  Schedule 5.1.11 attached hereto lists all Operating Agreements as of the Effective Date.  Neither Seller, nor, to Seller’s Knowledge, any other Person is in material default under any Operating Agreement.  True, correct and complete copies of all Operating Agreements have been made available to Buyer.
5.1.12            EQUIPMENT LEASES.  Schedule 2.1.10 attached hereto lists all Equipment Leases as of the Effective Date.  Neither Seller, nor, to Seller’s Knowledge, any other Person is in material default under any Equipment Lease.  True, correct and complete copies of all Equipment Leases have been made available to Buyer.
5.1.13            NO BANKRUPTCY.  Seller is not in the hands of a receiver; Seller has not filed a petition for relief, or been the subject of the filing of a petition for relief, under the United States Bankruptcy Code or state insolvency law; and no order for creditors’ relief has been entered respecting Seller.
5.1.14            LITIGATION AND OTHER PROCEEDINGS.  Except as set forth on Schedule 5.1.14 attached hereto, there are no judgments unsatisfied against Seller or the Property or consent decrees or injunctions to which Seller or the Property is subject, and there is no litigation, claim or proceeding pending (meaning appropriate process or notice has been served on Seller or its authorized agent) against Seller or the Property which, if determined adversely, would have a Material Adverse Effect on the consummation of the sale of the Property.
5.1.15            NO CONDEMNATION.  Seller has not received any written notice of, nor does Seller have Knowledge of, any pending action by any Governmental Authority having the power of eminent domain which might result in the Property being taken by condemnation or conveyance in lieu thereof.
5.1.16            LAWS. To Seller’s Knowledge, Seller has not received any written notice, demand or claim alleging any violation of, or liability under, any Applicable Laws, including, without limitation, building codes, zoning ordinances, handicapped access laws, and Environmental Laws relating to the Property.
5.1.17            ASSESSMENTS. Except as set forth in the Due Diligence Material, to Seller’s Knowledge, Seller has not received any written notice from any governmental entity of any special assessments or extraordinary taxes except as forth in the Title Report or any written reports that may have been or may be provided by Seller to Purchaser prior to the Effective Date.
5.1.18            PERMITS AND LICENSES.  To Seller’s Knowledge, the Licenses and Permits listed on Schedule 5.1.18 are all permits and licenses required to operate the Hotel as it is currently being operated in accordance with Applicable Laws.  To Seller’s Knowledge, all the Licenses and Permits are in full force and effect; provided, however, Seller makes no representation or warranty regarding the assignability of the Licenses and Permits.  Seller has made available to Buyer true and correct copies of all the Licenses and Permits.  To Seller’s Knowledge, Seller has not received any written notice from any Governmental Authority of any material violation, non-renewal, suspension or revocation of any Licenses and Permits respecting the Property that has not been dismissed or cured.
5.1.19            PERSONAL PROPERTY, ETC.  Seller has not pledged, assigned, hypothecated or transferred any of its right, title or interest in any of the personal or intangible personal property constituting the Property, other than any FF&E subject to Equipment Leases, or in connection with Seller’s existing financing of the Property, if any, which shall be paid in full at the Closing.  Except for any FF&E subject to Equipment Leases, Seller has good and valid title to the Personal Property, FF&E, OS&E, Inventory, Intellectual Property, and Retail Merchandise which shall be free and clear of any lien, pledge, charge, security interest, encumbrance, title retention agreement, adverse claim or restriction as of the Closing.
5.1.20            EMPLOYEES.  None of the Employees are employees of Seller. All of the Employees are employees of Existing Manager.  None of the Employees are represented by any union or subject to any collective bargaining agreement and, to Seller’s Knowledge, no labor organizational effort is presently being made or threatened by or on behalf of any labor union respecting any Employees.  Neither the Seller nor to the Seller’s Knowledge, Existing Manager, has experienced any strike, grievance, picketing, claim of unfair labor practices or other labor dispute within the past three (3) years arising from or relating to any Employees.  Existing Manager has not engaged in any plant closing, workforce reduction or other action that has resulted or could result in liability under WARN and has not issued any notice that any such action is to occur in the future.
5.1.21            TAXES.  Except as reflected in the Due Diligence Materials: (a) All Taxes due and payable as of the Effective Date have been paid, all Taxes (including, without limitation, all transient occupancy taxes and sales taxes) due and payable through the Closing Date will be paid in full by the Closing, and Taxes not yet due and payable for the period in which the Closing occurs will be prorated at Closing; provided, however, that if any Taxes are payable in installments, such representation and warranty shall apply only to such installments which are due and payable on or before the Closing for the year in which the Closing occurs and all prior years, and (b) Seller is not currently contesting any Taxes.  Subject to any appropriate extensions, Seller has timely filed all tax returns and similar filings respecting the Taxes by the deadlines for the filings and will have done so for all filings for which the deadline is at or before the Closing.
5.1.22            OPERATING STATEMENTS.  To Seller’s Knowledge, all operating statements of the Hotel included in the Seller Due Diligence Materials are complete and accurate in all material respects.
5.1.23            NO OFF-SITE FACILITIES.  There are no property interests, buildings, structures or other improvements or personal property used in the operation of the Business that are not included in the Property.
5.1.24            SELLER DUE DILIGENCE MATERIALS.  The Seller Due Diligence Materials delivered or made available to Buyer will be true, complete, and correct copies of the documents they purport to be.
5.1.25            INVESTMENT IN OP UNITS.
(a)            NO REGISTRATION. Seller acknowledges its understanding that the OP Units to be acquired pursuant to this Agreement are not being registered under the 1933 Act or any applicable state blue sky laws pursuant to a specific exemption or exemptions therefrom, and Buyer’s reliance on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of Seller. In furtherance thereof, Seller represents and warrants to Buyer as follows:
(b)            INVESTMENT. Seller is acquiring the OP Units solely for Seller’s own account for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof.  Seller agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each, a “Transfer”) any of the OP Units, unless (i) the Transfer is pursuant to an effective registration statement under the 1933 Act and qualification or other compliance under applicable blue sky or state securities laws, (ii) no such registration is required because of the availability of an exemption from registration under the 1933 Act, or  (iii) the Transfer is otherwise permitted by the limited partnership agreement of the Operating Partnership.  Purchaser shall place a restrictive legend on any certificate representing the OP Units, or if applicable, any securities of the REIT issued in redemption and/or conversion,  containing substantially the following language:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, IF REQUESTED BY THE ISSUER, THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
The parties acknowledge that the Seller’s ownership of OP Units will be reflected on the books of Buyer and the issuance of a certificate representing the OP Units is not anticipated to occur.
(c)            ACCREDITED INVESTOR.  Seller is an “accredited investor” (as such term is defined in Rule 501 (a) of Regulation D under the 1933 Act).
(d)            RELIANCE ON EXEMPTIONS.  Seller understands that the OP Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that Buyer is relying in part upon the truth and accuracy of Seller’s representations and warranties in this Agreement in order to determine the availability of such exemptions and the eligibility of Seller to acquire the OP Units.
(e)            NO GOVERNMENTAL REVIEW. Seller understands that neither the SEC nor any other federal or state governmental authority has passed on or made any recommendation or endorsement of the OP Units, or the fairness or suitability of the investment in the OP Units, nor have such governmental authorities passed upon or endorsed the merits of the offering of the OP Units.
(f)            INFORMATION AND KNOWLEDGE.  Seller, or its representative, acknowledges and agrees that Seller has received, read and understood the limited partnership agreement of Buyer, as amended, the articles of incorporation of the REIT, as amended, the bylaws of the REIT and the REIT’s most recent Form 10-K as filed with the Securities and Exchange Commission (“SEC”), and the REIT’s Form 10-Q’s, Form 8-K’s and proxy statements subsequently filed with the SEC.  Seller, or its representative, has had an opportunity to obtain, and has received, any additional information and has had an opportunity to ask such questions of, and receive answers from, Buyer, the REIT or an agent or representative of Buyer and the REIT, to the extent deemed necessary by Seller in order to form a decision concerning an investment in Buyer or the REIT.  As a result, Seller believes it has sufficient knowledge about the business, management and financial affairs of Buyer and the REIT and the terms and conditions of the purchase of the OP Units and any securities of the REIT issued in redemption and/or conversion.
(g)            RISK OF LOSS.  Seller is able to bear the economic risk of investment in the OP Units and any securities of the REIT issued in redemption and/or conversion, including the total loss of such investment.
(h)            TAX REVIEW. Seller has reviewed with Seller’s own tax advisors the tax consequences of an investment in the OP Units.
5.1.26            ERISA.
(a)              To Seller’s Knowledge, neither Seller nor the Existing Manager nor any of their respective ERISA Affiliates has established, maintained or contributed (in connection with the Property or the Existing Manager’s employees working at the Property) to any Employee Benefit Plan (a) subject to Code Section 412, Section 302 of ERISA, or Title IV of ERISA, (b) that is a multiemployer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA, (c) that is a multiple employer plan within the meaning of Code Section 413(c), (d) that is a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.
(b)              Within five (5) Business Days following the Effective Date, Seller shall cause the Existing Manager to provide Purchaser with complete copies of each Employee Benefit Plan, trusts, funding arrangements, any amendments thereto, the most recent summary plan descriptions and summary of material modifications, the most recent funding and critical status notices, and actuarial reports for the past two years.
(c)              Seller is not an Employee Benefit Plan and none of Seller’s assets are plan assets as defined or determined under ERISA.
(d)              Neither the Seller, nor to Seller’s Knowledge, Existing Manager, nor any of their respective ERISA Affiliates has made any plan or commitment to create any additional Employee Benefit Plan or modify or change any existing Employee Benefit Plan that would increase the benefits provided to any Hotel Employee or former Hotel Employee except as required by law.
(e)              To Seller’s Knowledge, each Employee Benefit Plan intended to be qualified under Code Section 401(a) has received a favorable determination or opinion letter from the IRS as to its qualification under the Code that has not been revoked and provides that any related trust is qualified under Code Section 501(a), and such letter(s) have been provided by Existing Manager.  To Seller’s Knowledge, no event has occurred respecting any such Qualified Plan which could reasonably be expected to adversely affect the qualification of such Qualified Plan or exemption of the related trust.
(f)              To Seller’s Knowledge, no event has occurred and no condition exists respecting any Employee Benefit Plan that would subject Buyer to any tax, fine, lien, penalty or other liability imposed under ERISA, the Code or other applicable laws.
(g)              To Seller’s Knowledge, each Employee Benefit Plan has been operated and administered in all material respects by Existing Manager in compliance with its terms and all applicable laws.  To Seller’s Knowledge, there are no pending or threatened claims against, by or on behalf of any Employee Benefit Plans (other than routine claims for benefits under the terms of any such benefit plan).
(h)              To Seller’s Knowledge, no Employee Benefit Plan provides for welfare benefits after termination of employment except as required by COBRA and at the expense of the participant or beneficiaries.
5.1.27            VALUE OF GIFT CERTIFICATES, ETC.  The value of any outstanding gift certificates, vouchers, coupons, trade credits, tradeouts, barter arrangement or other discounted or free services or accommodations for which Seller has been paid or received other consideration prior to the Closing that are scheduled or otherwise available to be used on or after the Closing Date shall not in the aggregate exceed Twenty Thousand Dollars ($20,000).  For the sake of clarity, discounted rates agreed to with patrons in the ordinary course of business to gain their patronage and complimentary guest rooms and services provided in the ordinary course of business and consistent with hospitality industry standards for purposes of promoting the Hotel shall not be charged against the Twenty Thousand Dollar ($20,000) amount.  A breach of this warranty shall not entitled Buyer to terminate this Agreement, but Buyer shall be entitled to a credit against the Purchase Price for the amount in excess of Twenty Thousand Dollars ($20,000), whether discovered before Closing or after Closing and within the Survival Period.
5.1.28            DEED AND EASEMENTS AND DECLARATIONS.  To Seller’s Knowledge, neither Seller nor the Property is in default under the Deed and Easements or declarations referenced in the legal description of the Property or any other covenants or restrictions on the Property that are of record, and to Seller’s Knowledge, none of the other parties thereto are in default thereunder.
5.2            QUALIFICATIONS.  Whenever a representation or warranty or other reference is made in this Agreement on the basis of the knowledge, actual knowledge, best knowledge or otherwise with reference to the knowledge of Seller (any such reference, “Seller’s Knowledge”), such representation, warranty or reference is made solely on the basis of the actual, as distinguished from implied, imputed and constructive, knowledge, on the date that such representation or warranty is made, of Drake Leddy and/or Charles Leddy (“Seller’s Representative”), without inquiry or investigation or duty; provided, however, that Seller’s Representative shall have no personal liability whatsoever respecting any such representation, warranty or otherwise under this Agreement.  In addition to the foregoing, if the Closing occurs, the representations and warranties of Seller herein shall be deemed modified to reflect any facts disclosed to or otherwise known prior to Closing by Buyer, its representatives, employees, Affiliates, or Buyer’s counsel, advisors, consultants, contractors and agents involved in conducting its Inspections, including, but not limited to all documents, agreements, reports, studies, statements, correspondence and any other files posted to the due diligence website maintained by The Plasencia Group.
5.3            BUYER’S REPRESENTATIONS AND WARRANTIES.  To induce Seller to enter into this Agreement and to consummate the transactions described in this Agreement, Buyer hereby makes the representations and warranties in this Section 5.3, upon which Buyer acknowledges and agrees Seller is entitled to rely:
5.3.1            AUTHORITY AND BINDING OBLIGATION. (a) Buyer has full power and authority to execute and deliver this Agreement and all other documents to be executed and delivered by Buyer hereunder (collectively, the “Buyer Documents”), and to perform all obligations of Buyer under each Buyer Document; (b) the execution and delivery by the individual executing the Buyer Documents on behalf of Buyer, and the performance by Buyer of its obligations under the Buyer Documents, have been or will be at execution duly and validly authorized by all necessary action by Buyer; and (c) the Buyer Documents, when executed and delivered, will constitute legal, valid and binding agreement of Buyer enforceable against Buyer in accordance with their terms.
5.3.2            ORGANIZATION AND POWER.  Buyer is duly incorporated or formed (as the case may be), validly existing and in good standing under the laws of the State of its formation or incorporation and is qualified to do business and in good standing under the laws of the State in which the Property is located, and has all requisite power and authority carry on its business as currently being conducted.
5.3.3            NO CONFLICT.  Neither the execution of the Buyer Documents, nor the consummation by Buyer of the transactions described in this Agreement, will (a) violate any provision of the organizational or governing documents of Buyer, (b) violate any Applicable Law to which Buyer is subject, or (c) result in a violation or breach of or constitute a default under any contract, agreement or other instrument or obligation to which Buyer is a party.
5.3.4            CONSENTS AND APPROVALS.  To Buyer’s knowledge: no filing with, and no permit, Authorization, consent or approval of, any Governmental Authority or other Person is necessary for the execution or delivery by Buyer of the Buyer Documents, the performance by Buyer of its obligations under the Buyer Documents, or the consummation by Buyer of the transactions described in this Agreement.
5.3.5            FINDERS AND INVESTMENT BROKER.  Except for Broker, Buyer has not dealt with any Person who has acted, directly or indirectly, as a broker, finder, financial adviser or in such other capacity for or on behalf of Buyer in connection with the transactions described in this Agreement in any manner which would entitle such Person to any fee or commission in connection with this Agreement or the transactions described in this Agreement.
5.3.6            OFAC.  Neither Buyer nor any of its respective Affiliates is (a) listed on the Specially Designated Nationals and Blocked Persons List or any other similar list maintained by the Office of Foreign Assets Control, Department of the Treasury or the Department of Foreign Affairs and International Trade (Canada), pursuant to any authorizing statute, executive order or regulation, (b) a “specially designated global terrorist” or other Person listed on Appendix A to Chapter V of 31 C.F.R., as the same has been from time to time updated and amended; or (c) a Person either (i) included within the term “designated national” as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (ii) designated under Sections 1(a), 1(b), 1(c) or 1(d) of Executive Order No. 13224, 66 Fed. Reg. 49079 (published September 25, 2001), or (d) a Person similarly designated under any related enabling legislation or any other similar Executive Orders.
5.3.7            NO VIOLATION OF ANTI-TERRORISM LAWS.  None of Buyer’s property or interests is subject to being “blocked” under any Anti-Terrorism Laws, and neither Buyer nor any Person holding any direct or indirect interest in Buyer is in violation of any Anti-Terrorism Laws.
5.3.8            ERISA.  Buyer is not acquiring the Property with the assets of an “employee benefit plan” as defined in Section 3(3) of ERISA.
5.4            KNOWLEDGE OF INACCURACY.  Notwithstanding the foregoing, if Seller has knowledge prior to the Closing of a breach of any representation or warranty made by Buyer in this Agreement and Seller nevertheless elects to proceed to Closing, such representation or warranty by Buyer shall be deemed to be qualified or modified to reflect Seller’s knowledge of such breach; however, such knowledge will not relieve Buyer of an intentional or knowing breach when made of any of its representations and warranties contained in this Agreement or in the conveyance documents delivered by Buyer pursuant hereto or thereto.
ARTICLE VI
CONDITION OF THE PROPERTY
6.1            PROPERTY SOLD “AS IS”.  BUYER ACKNOWLEDGES AND AGREES THAT EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND/OR IN ANY OF THE DOCUMENTS DELIVERED AT CLOSING, (a) THE PURCHASE OF THE PROPERTY SHALL BE ON AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” BASIS, SUBJECT TO WEAR AND TEAR FROM THE EFFECTIVE DATE OF THIS AGREEMENT UNTIL THE CLOSING DATE, AND (b) NEITHER SELLER NOR ANY OF ITS AFFILIATES HAS ANY OBLIGATION TO REPAIR ANY DAMAGE TO OR DEFECT IN THE PROPERTY, REPLACE THE PROPERTY OR OTHERWISE REMEDY ANY MATTER AFFECTING THE CONDITION OF THE PROPERTY.
EXCEPT FOR THE SELLER REPRESENTATIONS IN SECTION 5.1 AND ELSEWHERE IN THE SELLER DOCUMENTS DELIVERED AT CLOSING, BUYER IS NOT RELYING AND HAS NOT RELIED ON SELLER OR ANY OF ITS AFFILIATES, OR ANY OF THEIR RESPECTIVE OFFICERS, MEMBERS, PARTNERS, DIRECTORS, SHAREHOLDERS, AGENTS, ATTORNEYS, EMPLOYEES, OR REPRESENTATIVES AS TO (I) THE QUALITY, NATURE, ADEQUACY, OR PHYSICAL CONDITION OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO THE STRUCTURAL ELEMENTS, FOUNDATIONS, ROOFS, APPURTENANCES, ACCESS, LANDSCAPING, PARKING FACILITIES, ELETRICAL, MECHANICAL, HVAC, PLUMBING, SEWAGE OR UTILITY SYSTEMS, FACILITIES, OR APPLICANCES AT THE REAL PROPERTY, OR ANY PORTION OTHEREOF, (II) THE QUALITY,NATURE, ADQUACY, OR PHYSICAL CONDITION OF SOILS OR GROUND WATER AT THE REAL PROPERTY, (III) THE EXISTENCE, QUALITY, NATURE, ADEQUACY, OR PHYSICAL CONDITION OF ANY UTILITY SERVING THE REAL PROPERTY, (IV) THE AD VALOREM TAXES NOW OR HEREAFTER PAYABLE ON THE PROPERTY AND THE VALUATION OF THE PROPERTY FOR AD VALOREM TAX PURPOSES, (V) THE DEVELOPMENT POTENTIAL OF THE REAL PROPERTY OR THE HABITABILITY, MERCHANTABILITY, FITNESS, SUITABILITY, OR ADEQUACY OF TE REAL PROPERTY, OR ANY PORTIONOF THE REAL PROPERTY, FOR ANY PARTICULAR USE OR PUPOSE, (VI) THE ZONING OR OTHER LEGAL STATUS OF THE REAL PROPERTY, (VII) THE COMPLIANCE BY THE  REAL PROPERTY, OR ANY PORTION OF THE REAL PROPERTY, OR THE OPERATIONS CONDUCTED ON OR AT THE REAL PROPERTY, WITH ANY LEGAL REQUIREMENTS OR COVENANTS, CONDITIONS, OR RESTRICTIONS APPLICABLE TO THE REAL PROEPRTY, (VIII) THE QUALITY OF ANY LABOR OR MATERIALS RELATING IN ANY MANNER TO THE PROPERTY, OR ANY LABOR OR MATERIALS RELATING IN ANY MANNER TO THE PROPERTY, OR (IX) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THE CONDITION OF TITLE TO THE PROPERTY OR THE NATURE, STATUS, AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, RIGHT OF REDEMTPION, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, COVENANT, CONDITION, RESTRICTION OR ANY OTHER MATTER AFFECTING TITLE TO THE PROPERTY.
AS A MATERIAL PART OF THE CONSIDERATION TO SELLER FOR THE SALE OF THE HOTEL HEREUNDER, EXCEPT AS MAY BE OTHERWISE EXPRESSLY SET FORTH HEREIN, BUYER HEREBY WAIVES AND RELINQUISHES, AND RELEASES SELLER, EXISTING MANAGER, AND ALL OF SELLER’S AND EXISTING MANAGER’S OFFICERS, DIRECTORS, SHAREHOLDERS, INVESTORS, MEMBERS, EMPLOYEES, AND AGENTS (COLLECTIVELY FOR PURPOSES OF THIS PARAGRAPH ONLY, “SELLER RELEASE PARTIES”) FROM ANY AND ALL CLAIMS AND REMEDIES (INCLUDING, WITHOUT LIMITATION, ANY RIGHT OF RESCISSION) AGAINST SELLER RELEASE PARTIES OR ANY OF THEM BASED DIRECTLY OR INDIRECTLY ON (A) ANY PAST, PRESENT, OR FUTURE CONDITION OF THE HOTEL, INCLUDING, WITHOUT LIMITATION, THE RELEASE OR PRESENCE OF ANY HAZARDOUS SUBSTANCES OR (B) ANY NONINTENTIONAL MISREPRESENTATION, OR FAILURE TO DISCLOSE TO BUYER ANY INFORMATION REGARDING THE HOTEL (INCLUDING, WITHOUT LIMITATION, ANY DEFECTIVE, HAZARDOUS, OR UNLAWFUL CONDITION OF WHICH SELLER SHOULD BE AWARE, WHETHER OR NOT SUCH CONDITION REASONABLY COULD HAVE BEEN DISCOVERED BY BUYER THROUGH AN INSPECTION OF THE HOTEL OR THE PROPERTY RECORDS MADE AVAILABLE TO BUYER FOR INSPECTION DURING THE DUE DILIGENCE PERIOD OR AVAILABLE IN THE RECORDS OF ANY GOVERNMENTAL AUTHORITY HAVING JURISDICTION OVER THE PROPERTY).  SUBJECT TO ANY LIMITATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE FOREGOING RELEASE SHALL NOT EXTEND TO (AND SHALL EXPRESSLY EXCLUDE) CLAIMS ARISING FROM (I) SELLER’S FRAUD, AND (II) SELLER’S BREACH OF ITS EXPRESS REPRESENTATIONS AND WARRANTIES, COVENANTS, AND OBLIGATIONS (INCLUDING INDEMNITY OBLIGATIONS) SET FORTH IN THIS AGREEMENT.  BUYER UNDERSTANDS THAT SUCH WAIVER AND RELEASE INCLUDES STATUTORY AS WELL AS “COMMON LAW” AND EQUITABLE RIGHTS AND REMEDIES AND THAT IT COVERS POTENTIAL CLAIMS OF WHICH BUYER MAY BE CURRENTLY UNAWARE OR UNABLE TO DISCOVER.  BUYER ACKNOWLEDGES THAT THE FOREGOING WAIVER AND RELEASE IS OF MATERIAL CONSIDERATION TO SELLER IN ENTERING INTO THIS AGREEMENT, THAT BUYER’S COUNSEL HAS ADVISED BUYER OF THE POSSIBLE LEGAL CONSEQUENCES OF MAKING SUCH WAIVER AND RELEASE AND THAT BUYER HAS TAKEN INTO ACCOUNT, IN AGREEING TO PURCHASE THE HOTEL AT THE PURCHASE PRICE SPECIFIED HEREIN, SELLER’S DISCLAIMER OF ANY WARRANTIES AND REPRESENTATIONS REGARDING THE HOTEL OTHER THAN THOSE EXPRESSLY SET FORTH HEREIN.
6.2            DISCLAIMER OF SELLER REPRESENTATIONS AND WARRANTIES.
6.2.1              Except as specifically stated in Section 5.1 and elsewhere in the Seller Documents delivered at Closing, neither Seller nor any of Seller Indemnitees is making or shall be deemed to have made any express or implied representation or warranty of any kind or nature as to the Property, the Business or any of the transactions contemplated in this Agreement, including, without limitation, (a) the financial status of the Property or the Business, including without limitation, income or expenses generated, paid or incurred in connection with the Property or the Business, (b) the nature, physical or environmental condition, safety or any other aspect of the Property or the Business or the Property’s or the Business’s compliance with applicable laws, ordinances, rules and regulations, including, without limitation, zoning ordinances, building codes (including, without limitation, the Americans With Disabilities Act) and environmental, hazardous material, natural hazards and endangered species statutes, (c) the accuracy or completeness of any information or data provided or to be provided by Seller or any Seller Indemnitees, including, without limitation, copies of any reports or documents prepared for Seller or any Seller Indemnitees whether by third parties or otherwise which may be included with such information, or (d) any other matter relating to the Property, the Business or Seller.  Without limiting the foregoing, Buyer hereby acknowledges that, except as expressly provided in Section 5.1 and elsewhere in the Seller Documents delivered at Closing, the Property and the Business will be sold to Buyer “AS IS,” “WHERE IS” and “WITH ALL FAULTS” and except for the express Seller representations and warranties contained in Section 5.1, there are no representations and/or warranties, express or implied, made by Seller or any Seller Indemnitees in connection with the transactions contemplated in this Agreement.  Buyer acknowledges and agrees that (i) Buyer shall rely upon Buyer’s own due diligence in determining whether the Property and the Business are suitable for purchase by Buyer; (ii) Buyer has been given a reasonable opportunity to inspect and investigate the Property and the Business and all aspects relating thereto, either independently or through agents and experts of Buyer’s choosing; (iii) Buyer is acquiring the Property and the Business based exclusively upon Buyer’s own investigations and inspections thereof; (iv) Seller has no obligation to repair or correct any facts, circumstances, conditions or defects or compensate Buyer therefor; and (v) by reason of all of the foregoing, Buyer shall assume the full risk of any loss or damage occasioned by any fact, circumstance, condition or defect pertaining to the Property and the Business.  Buyer further acknowledges that:
(a)              Buyer acknowledges and agrees that it has, or by the expiration of the Due Diligence Period will have, with the assistance of such experts as Buyer has deemed appropriate, made its own independent investigations and studies, including without limitation, a physical and environmental inspection, respecting the Property, the Business and all aspects thereof, including without limitation hazardous materials and endangered species, and it will be relying entirely thereon and on the advice of its counsel, advisers and consultants concerning the Property and the Business.  Buyer is not relying and shall not rely on any investigation, study, projection or other information, economic, physical, environmental or otherwise, prepared by Seller or any Seller Indemnitees;
(b)              Buyer acknowledges that Seller makes no representation whether or not the Title Company will issue a title insurance policy at the Closing in any particular form or whether or not the Title Company will raise any additional exceptions to title at any time, omit any exceptions to title or issue any endorsements to the title insurance policy to be issued at the Closing, regardless of any information contained in the Commitment or otherwise disseminated prior to the Closing;
(c)              Buyer acknowledges and agrees that it has, or by the expiration of the Due Diligence Period will have, with the assistance of such experts as Buyer has deemed appropriate, reviewed all instruments, records and documents concerning the Property and the Business which Buyer deems appropriate or advisable to review in connection with the purchase of the Property and the Business;
(d)              Buyer acknowledges and agrees that it has, or by the expiration of the Due Diligence Period will have, with the assistance of such experts as Buyer has deemed appropriate, examined and investigated the status of all circumstances concerning the zoning, land use controls, required permits, building code compliance, environmental, hazardous material and endangered species regulations and condition and other matters respecting the Property and the Business.  Seller makes no representation or warranty regarding the permitted use of the Property.  In particular, Seller makes no representation or warranty that the Property may continue to be used for its present uses, that the Property complies with any ordinances, codes or regulations or were or are properly permitted, the condition of or rights to ingress, egress or access to and from the Property, or the condition of or any rights respecting the water courses traversing the Property;
(e)              Buyer acknowledges and agrees that it has, or by the expiration of the Due Diligence Period will have, with the assistance of such experts as Buyer has deemed appropriate, determined the assignability of any documents or agreements to be assigned hereunder as part of the Property;
6.3            SURVIVAL.  This Article VI shall survive the Closing as well as the termination of this Agreement.
ARTICLE VII
COVENANTS
7.1            CONFIDENTIALITY.
7.1.1            PUBLIC ANNOUNCEMENTS.  Seller and Buyer shall not make any public announcement about this Agreement or any of the transactions contemplated hereunder; provided, however, that a Party shall have the right to make a public announcement (a) at Closing regarding the transactions described herein, provided that Seller and Buyer shall approve the form and substance of any such public announcement (which approval shall not be unreasonably withheld, conditioned or delayed), or (b) as required under Applicable Law, in which case no such approval by any other Party shall be required.
7.1.2            DISCLOSURE OF CONFIDENTIAL INFORMATION.  Seller and Buyer shall keep confidential and not make any public announcement or disclose to any Person the existence or any terms of this Agreement or any information disclosed by the Inspections, the Seller Due Diligence Materials, the Buyer Due Diligence Materials or any other documents, materials, data or other information respecting the Property or the Business which is not generally known to the public (the “Confidential Information”).  Notwithstanding the foregoing, Seller and Buyer shall be permitted to (a) disclose any Confidential Information to the extent required under Applicable Law or court order; and (b) disclose any Confidential Information to any Person on a “need to know” basis, such as their respective shareholders, members, partners, trustees, beneficiaries, directors, officers, employees, attorneys, consultants, engineers, surveyors, lenders, investors, managers, franchisors and such other Persons whose assistance is required to consummate the transactions described in this Agreement; provided, however, that Seller or Buyer, as the case may be, shall (1) advise such Person of the confidential nature of such Confidential Information, and (2) use commercially reasonable efforts to cause such Person to maintain the confidentiality of the Confidential Information.  This Section 7.1.2 shall survive the Closing or termination of this Agreement.
7.2            CONDUCT OF THE BUSINESS.
7.2.1            OPERATION IN ORDINARY COURSE OF BUSINESS.  From and after the date the Due Diligence Period ends until the Closing, Seller shall conduct the Business in the Ordinary Course of Business, including, without limitation (a) maintaining the inventories of FF&E, OS&E, F&B and Retail Merchandise at the Property at levels maintained in the Ordinary Course of Business; (b) performing maintenance and repairs for the Real Property and tangible Personal Property in the Ordinary Course of Business subject to any loss by casualty or condemnation; (c) maintaining insurance coverages consistent with Seller’s then-current risk management policies; and (d) advertising and marketing the Hotel and accepting Bookings in the Ordinary Course of Business.
7.2.2            CONTRACTS.  From and after the date the Due Diligence Period ends until the Closing, Seller shall not, without Buyer’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed (a) amend, extend, renew or terminate any Tenant Leases, Material Contracts or Licenses and Permits, except in the Ordinary Course of Business; or (b) enter into any new Tenant Leases, Material Contracts, unless the new Tenant Leases or Material Contracts are terminable by Seller, at no cost or expense to Buyer, at or before the Closing.
7.3            LICENSES AND PERMITS.  Except as otherwise set forth herein, Buyer shall be solely responsible for obtaining the transfer of all transferrable Licenses and Permits or the issuance of new licenses and permits, including, without limitation, the licenses and permits required for the sale and service of alcoholic beverages at the Property (the “Liquor License”).  Buyer, at its cost and expense, shall submit all necessary applications and other materials to the appropriate Governmental Authority and take such other actions to effect the transfer of Licenses and Permits or issuance of new licenses and permits, including, without limitation, the Liquor License, prior to the Closing Date, and Seller shall use good faith efforts, to cooperate with Buyer to cause the Licenses and Permits to be transferred or new licenses and permits or interim licenses and permits to be issued to Buyer at no (other than de minimus) cost or expense to Seller, except for any cost or expense which Buyer agrees, in writing, to reimburse Seller.  Notwithstanding anything to the contrary in this Section 7.3, Buyer shall not communicate, file any application or otherwise commence any procedure or proceeding with any Governmental Authority for the transfer of any Licenses or Permits or issuance of new licenses and permits, or post any notices at the Property or publish any notices required for the transfer of the Licenses or Permits or issuance of new licenses and permits or interim licenses and permits, including, without limitation, the Liquor License, prior to the expiration of the Due Diligence Period.  If this Agreement is terminated and Buyer has filed an application or otherwise commenced the processing of obtaining new licenses and permits, Buyer shall withdraw all such applications and cease all other activities respecting such new licenses and permits.  If Buyer is unable to obtain the Liquor License for the Property prior to Closing, Seller or holder of the Liquor License, as the case may be, and Buyer, shall, if permitted in accordance with all Applicable Laws enter into an interim beverage management agreement pursuant to which Seller or the holder of the existing Liquor License, as the case may be, shall manage the purchase, sale and service of alcoholic beverages at the Property, to the extent permitted under Applicable Law, in accordance with the terms and conditions of an interim beverage services agreement until such time as a new liquor license and applicable permits for sale and service of alcoholic beverages has been obtained by Buyer.  Seller and Buyer will cooperate during the Due Diligence Period to determine whether an interim beverage services agreement is permitted under Applicable Laws, and if not, any possible solution approved by both Seller and Buyer whereby alcoholic beverages can continue to be served at the Hotel until a new liquor license and applicable permits can be obtained.  The parties will use good faith efforts to negotiate the terms and provisions of the interim beverage services agreement or other appropriate agreement prior to expiration of the Due Diligence Period.  If such an agreement is not approved by both Buyer and Seller prior to expiration of the Due Diligence Period, then either party shall have the right to terminate this Agreement by written notice to the other party delivered prior to the date that the parties agree as to the terms and conditions of such an agreement.  A written notice to terminate by either party pursuant to this Section 7.3 shall be treated as a notice by Buyer to terminate and shall be governed by Section 14.20.  .
7.4            EMPLOYEES.
7.4.1            TERMINATION AND REHIRING OF EMPLOYEES.  Unless Buyer contracts with Existing Manager to continue management of the Hotel, as and to the extent Buyer desires to employ any Employee, Seller shall cause each Employer to terminate the employment of such Employee effective as of the Closing; provided, however, Buyer (or its manager) shall offer employment to Employees at Buyer’s discretion, but in no event less than a sufficient number of terminated Employees on such terms and conditions as is necessary to prevent Seller Indemnitees from incurring any Indemnification Loss under the WARN Act respecting the Employees.  Buyer shall defend, indemnify and hold harmless Seller Indemnitees in accordance with Article X from and against any Indemnification Loss incurred by Seller Indemnitees as a result of Buyer’s failure to offer employment to a sufficient number of terminated Employees as provided herein.
7.4.2            WARN ACT.  The Buyer (or its manager) shall not, at any time prior to ninety (90) days after the Closing Date, effectuate a “plant closing” or “mass layoff,” as those terms are defined in the WARN Act, affecting in whole or in part any site of employment, facility, operating unit or Employee or take any other act or omit to take any act that would in any way create potential liability for Seller or Employer under the WARN Act.  In addition, the Buyer shall provide a full defense to, and indemnify Seller and Employer (which is a third party beneficiary of this Section 7.4.2) for any Losses which Seller or Employer may incur in connection with any suit or claim of violation brought against or affecting Seller or Employer under the WARN Act for any actions taken by the Buyer (or its manager or any of its or its manager’s Affiliates) with regard to any site of employment, facility, operating unit or employee affected by this Agreement subsequent to the Closing Date.
7.4.3            SHADOW MANAGEMENT.  Unless Seller or an Affiliate of Seller will be the hotel manager after the Closing, then solely for the purpose of assisting Buyer in connection with Buyer’s transition to ownership and replacement of the Hotel’s manager upon the Closing, Seller shall permit Buyer, its operating lessee, or the new Hotel manager to establish and maintain a “shadow management operation” respecting the Hotel comprised of no more than six (6) individuals within the seven (7) calendar days preceding the Closing Date; provided, however, that the shadow management operation and employees (a) shall not unreasonably interfere with the normal management and operation of the Hotel, and (b) shall not be deemed to have assumed management responsibilities of the Hotel prior to the Closing by virtue of any shadow management operation.  Seller shall otherwise use its reasonable efforts to assist and cause Existing Manager to use reasonable efforts to assist, Buyer, its operating lessee, and its Hotel manager in a smooth transition of ownership and operation of the Hotel.
7.4.4            SURVIVAL.  This Section 7.4 shall survive the Closing as well as the termination of this Agreement.
7.5            BOOKINGS.  Buyer shall honor all Bookings made prior to the Closing Date for any period on or after the Closing Date.  This Section 7.5 shall survive the Closing as well as the termination of this Agreement.
7.6            NOTICES AND FILINGS.  Seller and Buyer shall use commercially reasonable efforts to cooperate with each other (at no cost or expense to the Party whose cooperation is requested) to provide written notice to any Person under any Tenant Leases, Contracts, Licenses and Permits, and to effect any registrations or filings with any Governmental Authority or other Person, regarding the change in ownership of the Property or the Business.  This Section 7.6 shall survive the Closing as well as the termination of this Agreement.
7.7            ACCESS TO INFORMATION.  After Closing, Buyer shall provide to the officers, employees, agents and representatives of Seller Indemnitees reasonable access to: (a) the Books and Records respecting the Property; (b) the Property; and (c) the employees at the Property, for any purpose that is commercially necessary (including, without limitation, to prepare any documents required to be filed by Seller or any of its Affiliates under Applicable Law) to investigate, evaluate and defend any claim, charge, audit, litigation or other proceeding made by any Person or insurance company involving Seller or any of its Affiliates.  Buyer, at its cost and expense, shall retain all Books and Records respecting the Property for a period of seven (7) years after the Closing Date.  This Section 7.7 shall survive the Closing as well as the termination of this Agreement.
7.8            COMPLIANCE WITH SEC REPORTING REQUIREMENTS. For a period of time commencing on the Effective Date and continuing until the earlier of the termination of this Agreement or the first anniversary of the Closing Date, Seller shall provide, and shall direct its accountants to provide, at Buyer’s sole cost and expense, Buyer and its representatives with reasonable access to information relating to the Property, which information is relevant and reasonably necessary, in the reasonable opinion of the outside accountants selected by Buyer, to enable Buyer and Buyer’s outside accountants to prepare and file financial statements, pro formas and any and all other information in compliance (at Buyer’s cost) with any or all of: (a) Regulation S-X of the SEC; and (b) any registration statement, 424(b) prospectus, report or disclosure statement filed with the SEC by or on behalf of Buyer. Seller shall reasonably cooperate with Buyer, at Buyer’s cost, to cause any SEC audit requirements to be completed and delivered to Buyer within a reasonable time period to ensure that all SEC filing requirements are met. Seller shall also provide and/or shall cause its accountants, as applicable, to provide to Buyer’s outside accountants an engagement letter (with cost to be borne by Buyer), and a signed representation letter which would be sufficient to enable an independent public accountant to render an opinion on the financial statements related to the Property.  This Section 7.7 shall survive the Closing
7.9            FURTHER ASSURANCES.  From the Effective Date until the expiration or earlier termination of this Agreement, Seller and Buyer shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, necessary, proper or advisable to consummate the transactions described in this Agreement, including, without limitation (a) obtaining all necessary consents, approvals and Authorizations required to be obtained from any Governmental Authority or other Person under this Agreement or Applicable Law; and (b) effecting all registrations and filings required under this Agreement or Applicable Law.  After Closing, Seller and Buyer shall use commercially reasonable efforts (at no cost or expense to such Party, other than any de minimis cost or expense or any cost or expense which the requesting Party agrees in writing to reimburse) to further effect the transactions contemplated by this Agreement.  The immediately preceding sentence of this Section 7.9 shall survive the Closing as well as the termination of this Agreement.
7.10            WATER REMEDIATION.  Seller has had a consultant study a moisture problem in the Hotel to determine its causes, and the consultant has recommended various actions to be taken to remediate the issue.  Seller makes no representation or warranty as to the work conducted by the consultant nor as to the report or any findings or recommendations in the report.  A copy of the consultant’s report was provided to Buyer for review.  Seller and Buyer agree that Seller will fund certain actions recommended by the consultant, collectively referred to as the “Water Remediation Work”, the payment for which is described in Section 7.11  The Water Remediation Work will consist of (a) removing moisture-contaminated gypsum board on either side of exterior concrete column for room walls that directly butt up against an exterior window wall, (b) while gypsum board is removed, installing moisture stops or closures at exterior concrete columns to impede air flow between floor levels, including between the first and second floors of the building in which the Hotel is located and between floors, if any, that are below the first floor of the building, (c) installing new gypsum board where moisture-contaminated gypsum board was removed, and (d) any other work agreed upon by Buyer and Seller to prevent moisture penetration of the Hotel from the restaurants located below it.
7.11            COST OF WATER REMEDIATION WORK; COST OF PIP; POSSIBLE CREDIT AGAINST THE PURCHASE PRICE.
7.11.1            POSSIBLE CREDIT AGAINST THE PURCHASE PRICE.  Buyer shall be entitled to a credit against the Purchase Price at Closing for the amount by which the sum of (a) the estimated cost of completing the Water Remediation Work and (b) the estimated cost of completing the work described in the PIP that is either (a) required to be completed by the first (1st) anniversary of the Effective Date, or (b) described in the PIP as Phase 1 work (collectively, the “Phase 1 PIP Work”), each as determined pursuant to Section 7.11.2, exceeds One Million Five Hundred Thousand Dollars ($1,500,000.00).
7.11.2            ESTIMATED COST OF WATER REMEDIATION WORK AND PHASE 1 PIP WORK.  Within twenty (20) days after the PIP has been approved by Franchisor, Seller, and Buyer, Seller and Buyer will each obtain from a qualified general contractor a detailed bid for the contract price at which the general contractor would enter into a fixed price contract (including contingencies, but without allowances) with Buyer after the Closing for completion of the Water Remediation Work and Phase 1 PIP Work on a turn key basis and deliver a copy of the bid to the other Party. Within five (5) Business Days after delivery of the bids, the Parties shall review together the two bids in order to determine any adjustments necessary to make a like-kind comparison of them and agree upon the amount of each adjusted bid.  If the higher adjusted bid is less than or equal to 110% of the lower adjusted bid, the average of the two adjusted bids will be the estimated cost of completing the Water Remediation Work and Phase 1 PIP Work for purposes of determining the credit amount, if any, under Section 7.11.1.  If the higher adjusted bid is more than 110% of the lower adjusted bid, the Parties shall use best efforts to mutually agree upon an adjusted bid. Each Party shall act with due diligence under this Section 7.11.2 with the objective of determining the credit amount by the end of the Due Diligence Period.  If the credit amount has not been determined by the end of the Due Diligence Period, Buyer may by delivering notice to Seller and Escrow Holder on or before the then scheduled expiration date of the Due Diligence Period elect to extend the Due Diligence Period one-time for up to fifteen (15) days to allow more time for the credit to be determined.  This extension of the Due Diligence Period shall be in addition to any other extensions provided for in this Agreement.  If the credit amount has not been determined by the end of the Due Diligence Period, and Buyer elects to proceed with the purchase, then the credit amount, if any, shall be based upon the original bid submitted by the general contractor selected by Seller, subject to any adjustments to it agreed upon by Seller and Buyer.  If any Water Remediation Work needs to be done before the Closing to avoid additional damage or mold or to protect the health and safety of Hotel patrons, Seller will proceed with due diligence to perform the necessary work at Seller’s reasonable discretion.  Seller will pay at or prior to Closing the cost of the work it performs prior to the Closing but the amount expended by Seller will directly reduce the previously agreed upon Buyer’s credit.
7.11.3            ALLOWANCE WORK.  If the bid(s) used to determine the amount, if any, of the credit against the Purchase Price contains any allowance items (by way of example, if the amount of gypsum board that will need to be removed is not known at the time of bidding and is included in the bid as an allowance item), then if based upon the actual amount of work needed to be done, the actual cost of  the allowance item turns out to be more or less than the allowance included in the bid, Buyer shall bear any additional cost or receive the benefit of any reduced cost, and the amount of the credit against the Purchase Price shall not be recalculated.
7.11.4            ACCESS TO AREAS OUTSIDE THE PROPERTY.  The Parties acknowledge that parts of the Water Remediation Work affect areas of the building in which the Hotel is located that are outside the Hotel or may require access to areas of the building outside the Hotel.  The parties will collectively work together to arrange for or enter into an agreement with third parties granting the contractor access to parts of the building outside the Hotel as necessary to complete the Water Remediation Work.  If such an agreement is not approved by both Buyer and Seller prior to expiration of the Due Diligence Period, then either party shall have the right to terminate this Agreement by written notice to the other party delivered prior to the date that the parties agree as to the terms and conditions of such an agreement.  A written notice to terminate by either party pursuant to this Section 7.3 shall be treated as a notice by Buyer to terminate and shall be governed by Section 14.20.
ARTICLE VIII
PRORATIONS AND EXPENSES
8.1            CLOSING STATEMENT.  No later than three (3) Business Days prior to the Closing, the Parties, through their respective employees, agents or representatives, jointly shall make such examinations, audits and inventories of the Property as may be necessary to make the adjustments and prorations to the Purchase Price as set forth in Section 8.2 and Section 8.3 or any other provisions of this Agreement.  Based upon such examinations, audits and inventories, the Parties jointly shall prepare, prior to the Closing, a closing statement (the “Closing Statement”), which shall set forth their best estimate of the amounts of the items to be adjusted and prorated under this Agreement.  Each Closing Statement shall be approved and executed by the Parties at the Closing, and such adjustments and prorations shall be final respecting the items set forth in the Closing Statement, except to the extent any such items shall be reprorated after the Closing as expressly set forth in Section 8.2.
8.2            PRORATIONS.  The items of revenue and expense set forth in this Section 8.2 shall be prorated between the Parties (the “Prorations”) as of 11:59 p.m. on the day preceding the Closing Date (the “Cut-Off Time”), or such other time expressly provided in this Section 8.2, so that the Closing Date is a day of income and expense for Buyer.  The provisions of this Section 8.2 shall survive Closing as well as the termination of this Agreement and are subject to the following terms and conditions:
8.2.1            TAXES.  All real property, personal property, annual installments of special assessments, and similar Taxes shall be prorated as of the Cut-Off Time between Seller and Buyer.  If the amount of any Taxes is not ascertainable on the Closing, the proration for the Taxes shall be based on the most recent available bill; provided, however, that after the Closing, Seller and Buyer shall reprorate the Taxes and pay any deficiency in the original proration to each Party to which such deficiency is owed promptly upon receipt of the actual bill for the relevant taxable period.
8.2.2            UTILITY SERVICES.  All utility services shall be prorated as of the Cut-Off Time between Seller and Buyer.  The Parties shall use commercially reasonable efforts to obtain readings for all utilities as of the Cut-Off Time.  If readings cannot be obtained as of the Closing Date, the cost of such utilities shall be prorated between Seller and Buyer by estimating such cost on the basis of the most recent bill for such service; provided, however, that after the Closing, the Parties shall reprorate the amount for such utilities and pay any deficiency in the original proration to each Party to which such deficiency is owed promptly upon receipt of the actual bill for the relevant billing period, which obligation shall survive the Closing as well as the termination of this Agreement.  Seller shall receive a credit for all fuel stored at its Property based on Seller’s cost for such fuel.  Seller shall receive a credit for all deposits transferred to Buyer or which remain on deposit for the benefit of Buyer respecting such utility contracts.
8.2.3            PREPAID RESERVATIONS, ETC.  Buyer shall receive a credit for prepaid reservations, advance room deposits, and any other form of deposits for Bookings scheduled to occur on or after the Closing, except to the extent such deposits are transferred to Buyer.  Buyer shall receive a credit in the amount of any outstanding gift certificates, vouchers, coupons, trade credits, tradeouts, barter arrangement or other discounted or free services or accommodations that are scheduled or otherwise available to be made on or after the Closing Date in the amount of any excess of the aggregate value thereof over Twenty Thousand Dollars ($20,000).  For the sake of clarity, discounted rates agreed to with patrons in the ordinary course of business to gain their patronage and complimentary guest rooms and services provided in the ordinary course of business and consistent with hospitality industry standards for purposes of promoting the Hotel shall not be charged against the Twenty Thousand Dollar ($20,000) amount.
8.2.4            CONTRACTS.  Any amounts prepaid, accrued or due and payable under the Contracts assumed by Buyer at Closing (other than for utilities which proration is addressed separately in Section 8.2.2) shall be prorated as of the Cut-Off Time between Seller and Buyer, with Seller being credited for amounts prepaid for periods following Closing, and Buyer being credited for amounts accrued and unpaid.  Buyer shall receive a credit for all deposits held by Seller under the Contracts (together with any interest thereon) which are not transferred to Buyer, and Buyer thereafter shall be obligated to refund or apply such deposits in accordance with the terms of the Contracts.  At Closing, Seller shall receive a credit for all deposits made by Seller under the Contracts (together with any interest earned thereon) which are transferred to Buyer or remain on deposit for the benefit of Buyer.
8.2.5            LICENSES AND PERMITS.  All amounts prepaid, accrued or due and payable under any Licenses and Permits transferred to Buyer shall be prorated as of the Cut-Off Time between Seller and Buyer.  At Closing, Seller shall receive a credit for all deposits made by Seller under the Licenses and Permits (together with any interest thereon) which are transferred to Buyer or which remain on deposit for the benefit of Buyer.
8.2.6            RESTAURANTS AND BARS.  Seller shall close out the transactions in the restaurants and bars at the Property as of the regular closing time for such restaurants and bars during the night in which the Cut-Off Time occurs and retain all monies collected as of the Closing, and Buyer shall be entitled to any monies collected from the restaurants and bars thereafter.
8.2.7            VENDING MACHINES.  Seller shall remove all monies from all vending machines, laundry machines, pay telephones and other coin operated equipment owned or leased by Seller as of the Cut-Off Time and shall retain all monies collected therefrom as of the Cut-Off Time, and Buyer shall be entitled to any monies collected therefrom after the Cut-Off Time.
8.2.8            TRADE PAYABLES.  Except to the extent an adjustment or proration is made under another subsection of this Section 8.2, (a) Seller shall pay in full prior to the Closing all amounts payable to vendors or other suppliers of goods or services for the Business (the “Trade Payables”) which are due and payable as of the Closing, Date for which goods or services have been delivered to the Hotel prior to the Closing, and (b) Buyer shall receive a credit on the Final Closing Statement for the amount of such Trade Payables which have accrued, but are not yet due and payable as of the Closing Date, and Buyer shall pay all such Trade Payables accrued as of the Closing Date when such Trade Payables become due and payable; provided, however, Seller and Buyer shall reprorate the amount of credit for any Trade Payables and pay any deficiency in the original proration to the other Party promptly upon receipt of the actual bill for such goods or services.  Seller shall receive a credit for all advance payments or deposits made respecting FF&E, OS&E, F&B and Retail Merchandise ordered in the Ordinary Course of Business (in excess of normal and customary levels of FF&E, OS&E, Retail Merchandise and/or F&B), but not delivered to the Hotel prior to the Closing Date, and Buyer shall receive a credit for the cost of FF&E, OS&E, Retail Merchandise and F&B to the extent the levels thereof are less than normal and customary.
8.2.9            FUNCTION REVENUES.  Revenues from conferences, receptions, catering, meetings and other functions occurring in any conference, banquet or meeting rooms at the Property, including usage charges and related taxes, food and beverage sales, valet parking charges, equipment rentals and telecommunications charges (collectively, “Function Revenues”), shall be allocated between Seller and Buyer, based on when the function therein commenced, with (a) one-day functions commencing prior to the Cut-Off Time being allocated to Seller; (b) one-day functions commencing after the Cut-Off Time being allocated to Buyer; and (c) multi-day functions being allocated between Seller and Buyer according to the number of days of the function occurring before the Cut-Off Time and the number of days of the function occurring after the Cut-Off Time.
8.2.10            HOUSE BANKS.  Subject to the provisions for this Agreement regarding deposits, Seller shall receive a credit on the Final Closing Statement for all cash on hand at the Hotel or on deposit in any house bank at the Hotel prior to the Closing which monies shall remain on deposit for the benefit of Buyer.
8.2.11            TENANT LEASES.  Any rents and other amounts prepaid, accrued or due and payable under the Tenant Leases shall be prorated as of the Cut-Off Time between Seller and Buyer.  Buyer shall receive a credit for all assignable security deposits held by Seller under the Tenant Leases which are not transferred to Buyer, and Buyer thereafter shall be obligated to refund or apply such deposits in accordance with the terms of the Tenant Leases.  Buyer shall not receive a credit for any non-assignable security deposits held by Seller which Seller shall return to the tenant under the Tenant Lease, and Buyer shall obtain any replacement security deposit from the tenant.  Delinquent rents and other such amounts, if any, shall not be prorated and all rights thereto shall be retained by Seller, who reserves the right to collect and retain such delinquent rents and other such amounts, and Buyer agrees to cooperate with Seller in Seller’s efforts to collect such sums.  If, at any time after the Closing, Buyer shall receive any such delinquent rents, Buyer shall promptly remit such amounts to Seller, provided that any monies received by Buyer from a delinquent tenant shall be applied first to current rents then due and payable and then to delinquent rents in the inverse order in which they became due and payable.  The previous sentence shall survive the Closing.
8.2.12            EMPLOYEE COMPENSATION.  Seller shall be responsible for, or cause the Employee to be responsible for, all wages, bonuses, pension benefits, addressing COBRA rights, together with F.I.C.A. unemployment and other taxes and benefits due from any employer of such employees which have accrued and have been earned prior to the Cut-Off Time and all matters normally associated with the termination of an employee.  The Buyer shall be responsible for all other liabilities to or respecting Employees, accruing after the Cut-Off Time.
8.2.13            OTHER ADJUSTMENTS AND PRORATIONS.  All other items of income and expense as are customarily adjusted or prorated upon the sale and purchase of a Hotel property similar to the Property shall be adjusted and prorated between Seller and Buyer accordingly.
8.3            ACCOUNTS RECEIVABLE.
8.3.1            ROOM CHARGES.  At Closing, Seller shall receive a credit in an amount equal to: (i) all amounts charged to the Guest Ledger for all room nights up to (but not including) the night during which the Cut-Off Time occurs, and (ii) one half (½) of all amounts charged to the Guest Ledger for the room night which includes the Cut-Off Time (other than any restaurant or bar charges on the Guest Ledger, which shall be prorated in accordance with Section 8.2.6, and any Function Revenues, which shall be prorated in accordance with Section 8.2.9), and Buyer shall be entitled to retain all deposits made and amounts collected respecting the Guest Ledger.
8.3.2            ACCOUNTS RECEIVABLE (OTHER THAN GUEST LEDGER).  At Closing, Seller shall receive a credit for all Accounts Receivable not older than fifteen (15) days prior to Closing (other than the Guest Ledger which is addressed in Section 8.3.1), and Buyer shall be entitled to all amounts collected for such Accounts Receivable.  If Buyer receives payment marked for any Accounts Receivable older than fifteen (15) days prior to Closing, Buyer shall promptly forward such payment to Seller.
8.4            TRANSACTION COSTS.
8.4.1            SELLER’S TRANSACTION COSTS.  In addition to the other costs and expenses to be paid by Seller set forth elsewhere in this Agreement, Seller shall pay for the following items in connection with the transactions contemplated by this Agreement: (a) one-half (1/2) of the fees and expenses for Escrow Holder (b) the transfer, conveyance, documentary stamp, and similar taxes payable in connection with the conveyance of the Property, (c) all sales, excise, VAT and similar taxes arising from the sale of the Personal Property, FF&E, OS&E, Inventory, Intellectual Property, and Retail Merchandise, (d) the premium for the Title Policy (but not the cost of endorsements requested by Buyer), and (e) the fees and expenses of its own Broker, attorneys, accountants and consultants.
8.4.2            BUYER’S TRANSACTION COSTS.  In addition to the other costs and expenses to be paid by Buyer as set forth elsewhere in this Agreement, Buyer shall pay for the following items in connection with the transactions contemplated by this Agreement: (a) the fees and expenses incurred by Buyer for Buyer’s Inspectors or otherwise in connection with the Inspections; (b) the fees and expenses for the Title Commitment, any update of the Existing Survey and the cost of any Buyer requested endorsements to the Title Policy; and all documentary stamp, recording or similar tax, levy, charge or fee incurred respecting the transactions described in this Agreement, including, but not limited to recording charges payable in connection with the conveyance of the Property; (d) any fees or expenses payable for the assignment, transfer or conveyance of any Contracts, Licenses and Permits, IT System, Intellectual Property, Plans and Specifications and Warranties, and any fees payable to replace the goods or services provided under the Operating Agreements (which are not assigned or transferred to Buyer); (e) any mortgage tax, title insurance fees and expenses for any loan title insurance policies, recording charges or other amounts payable in connection with any financing obtained by Buyer; (f) one-half (1/2) of the fees and expenses for Escrow Holder; and (g) the fees and expenses of its own attorneys, accountants and consultants.
8.4.3            OTHER TRANSACTION COSTS.  All other closing costs not expressly addressed in this Section 8.4 or elsewhere in this Agreement will be paid by the incurring Party, or if not incurred by a particular Party, shall be allocated between Seller and Buyer in accordance with applicable local custom for similar transactions.
8.5            RECONCILIATION.  If any of the aforesaid prorations cannot be definitely calculated accurately as of the Closing, then they shall be recalculated as soon as practicable after the Closing but in any event within one hundred twenty (120) days of the Closing Date.  As soon as is practicable after the Closing, Seller shall conduct a final reconciliation of any such overpayment or underpayment of the prorations described above to the date of Closing and shall provide such final reconciliation to Buyer for its review and approval, together with all relevant back-up, paid invoices, receipts, and other materials; and if such final reconciliation approved by Buyer indicates that Buyer or Seller was entitled to a larger credit respecting the same than such Party received at Closing, such Party shall immediately remit the shortfall to the other Party.  This Section 8.5 shall survive the Closing.
8.6            HOLDBACK AMOUNT.  Escrow Holder shall hold back in escrow from Seller's net proceeds at Closing an amount equal to the Holdback Amount.  The sole purpose for which the Holdback Amount may be applied is as to any amounts which Seller owes to Buyer for post-Closing claims to the extent allowed and subject to any limitations set forth in this Agreement.    For clarity, the Holdback Amount is intended as a source of payment, but not as a limitation of damages that may be claimed by Buyer.  Except as to any amounts claimed to be owed by Seller to Buyer which amounts are specifically reflected in a lawsuit commenced against Seller within nine (9) months of Closing for damages based upon the post-Closing claim, Escrow Holder shall disburse the balance  of the Holdback Amount to Seller immediately following the expiration of such nine (9) month period without need for consent or approval of either Buyer or Seller.  Any lawsuit commenced against Seller must specifically set forth the exact amount which is claimed to be owed by Seller to Buyer and absent such specific amount being identified, Escrow Agent is authorized to release the entire Holdback Amount to Seller immediately following the expiration of the nine (9) month period post-Closing.    Any portion of the Holdback Amount which Escrow Agent is entitled to retain pursuant to this Section 8.6 after the passage of the nine (9) month period, shall continue to be held in escrow pending final and unappealable dismissal or judgment in the action or actions timely commenced by Buyer or settled pursuant to a written agreement between Seller and Buyer. If Buyer obtains a final and unappealable judgment in any such action, Escrow Holder is directed to make a disbursement to Buyer from the Holdback Amount retained in escrow in the amount of the judgment plus any interest, attorney’s fees, and costs to which it is entitled thereon upon presentation to Escrow Holder and Seller of the court order or other evidence of such final and unappealable judgment. Once all such actions are either finally or unappealably dismissed or a final and unappealable judgment is entered therein or settled pursuant to a written agreement between Seller and Buyer, and any amount of damages due to Buyer is paid, whether from the Holdback Amount or otherwise, Escrow Holder is directed to disburse to Seller any remaining balance of the Holdback Amount. The parties shall execute any additional escrow instructions not inconsistent with the foregoing reasonably required by Escrow Holder or either party relating to the Holdback Amount.  Escrow Holder’s fees and costs for holding and disbursing the Holdback Amount shall be shared equally by Seller and Buyer.
ARTICLE IX
TRANSITION PROCEDURES
9.1            SAFE DEPOSIT BOXES.  Prior to Closing, Seller shall notify all guests or customers who are then using a safe deposit box at the Property advising them of the pending change in management of the Property and requesting them to conduct an inventory and verify the contents of such safe deposit box.  All inventories by such guests or customers shall be conducted under the joint supervision of employees, agents or representatives of the Parties.  Upon such inventory and verification, Seller shall deliver to Buyer all keys, receipts and agreements for such safe deposit box (and thereafter such safe deposit box shall be deemed an “Inventoried Safe Deposit Box”).  If this Agreement is terminated after such inventory, Buyer shall return all keys, receipts and agreements to Seller for such Inventoried Safe Deposit Boxes immediately upon such termination.  At Closing, Seller shall deliver to Buyer all keys in Seller’s Possession for all safe deposit boxes not then in use, and a list of all safe deposit boxes which are then in use, but not yet inventoried by the depositor, with the name and room number of such depositor.  After Closing, the Parties shall make appropriate arrangements for guests and customers at the Property to inventory and verify the contents of the non-inventoried Safe Deposit Boxes, and upon such inventory and verification, Seller shall deliver to Buyer all keys, receipt and agreements for such safe deposit box (and such safe deposit box thereafter shall constitute an Inventoried Safe Deposit Box).  Buyer shall be responsible for, and shall indemnify and hold harmless Seller Indemnitees in accordance with Article X from and against any Indemnification Loss incurred by Seller Indemnitees respecting, any theft, loss or damage to the contents of any safe deposit box from and after the time such safe deposit box is deemed an Inventoried Safe Deposit Box pursuant to this Section 9.1.
9.2            BAGGAGE.  On the Closing Date, employees, agents or representatives of the Parties jointly shall make a written inventory of all baggage, boxes and similar items checked in or left in the care of Seller at the Property, and Seller shall deliver to Buyer the keys to any secured area which such baggage and other items are stored (and thereafter such baggage, boxes and other items inventoried shall be deemed the “Inventoried Baggage”).  Buyer shall be responsible for, and shall indemnify and hold harmless Seller Indemnitees in accordance with Article X from and against any Indemnification Loss incurred by Seller Indemnitees respecting any theft, loss or damage to any Inventoried Baggage from and after the time of such inventory, and any other baggage, boxes or similar items left in the care of Buyer which was not inventoried by the Parties.
9.3            IT SYSTEM.  With respect to the IT System, other than the Excluded IT System, Seller shall provide Buyer with a contact name and telephone number of the applicable licensor, vendor or supplier, and Buyer shall (a) be responsible for obtaining any consents or approvals necessary for the assignment or transfer of the IT System from Seller to Buyer, or a new license for the IT System; and (b) pay any fees or expenses charged by the licensor, vendor or supplier of the IT System in respect of such assignment or transfer or new license (as the case may be).  With respect to the Excluded IT System to be removed from the Property, Seller shall have no obligation to replace the Excluded IT System.  If Buyer replaces any of the Excluded IT System removed by Seller, Seller shall cooperate with Buyer in all reasonable respects to transfer all data from the Excluded IT System which were removed to the replacement systems installed by Buyer; provided, however, that no Seller makes any representation, warranty or guarantee whatsoever that the data on the Excluded IT System removed by Seller will be transferable or compatible with the replacement systems installed by Buyer.
9.4            REMOVAL OF PROPRIETARY PROPERTY.  From and after Closing, the rights and obligations of Franchisor and Buyer respecting any Proprietary Property and any other supplies and other personal property located at the Property, or any signs and fixtures identifying the Property that bear any of the Proprietary Marks shall be governed by the Franchise Agreement.
9.5            NOTICE TO EMPLOYEES.  On or about Closing, the Parties shall make a joint announcement or communication to the Employees regarding their employment or termination of employment at the Property in accordance with Section 7.4.2 in form and substance reasonably acceptable to the Parties.
9.6            NOTICE TO GUESTS.  At Seller’s option and subject to Buyer’s prior written approval, Seller shall send an announcement to all guests and customers at and of the Hotel as of the Closing, and all Persons who have Bookings as of the Closing, informing such Persons of the change in ownership of the Property, in form and substance reasonably acceptable to Buyer.
9.7            OWNED CARS.  On the Closing Date, Seller and Buyer shall count all cars located at the Property or in any garages owned or operated by Seller (or Existing Manager) as part of the Business.
The provisions of this Article IX shall survive the Closing and shall not merge with the documents of conveyance of the Property to be delivered herein.
ARTICLE X
DEFAULT AND REMEDIES
10.1            BUYER’S DEFAULT.  If Buyer defaults in performance any of its covenants or obligations under this Agreement, in any material respect, which default is not caused by Seller Default, Seller shall deliver notice to Buyer of its default promptly after Seller becomes aware of the default, and if the default is not cured prior to the earlier of thirty (30) days after such notice or the Closing Date (each, a “Buyer Default”), then Seller, as its sole and exclusive remedy, may elect to (a) terminate this Agreement by providing written notice to Buyer and recover liquidated damages as provided below, subject to the provisions of Section 14.20; or (b) waive any Buyer Default at or prior to the Closing and proceed to the Closing without any adjustment to the Purchase Price. If Seller terminates this Agreement pursuant to this Section 10.1, Seller shall provide written notice to Escrow Holder and Buyer directing Escrow Holder to disburse the Earnest Money to Seller, and Escrow Holder shall comply with Section 15.1.4 in regard to the disposition of the Earnest Money. BUYER ACKNOWLEDGES THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO CALCULATE ACTUAL DAMAGES CAUSED BY A BREACH OF ANY REPRESENTATION, WARRANTY, OBLIGATION, OR COVENANT OF BUYER CONTAINED IN THIS AGREEMENT INCLUDING WITHOUT LIMITATION, THE FAILURE OF BUYER TO PURCHASE THE PROPERTY AND THE BUSINESS, WHERE SUCH FAILURE WAS NOT DUE TO A SELLER DEFAULT OR FAILURE OF A CLOSING CONDITION.  BUYER AND SELLER THEREFORE AGREE THAT, UPON A BUYER DEFAULT, THE AMOUNT OF THE EARNEST MONEY IS A REASONABLE ESTIMATE OF SELLER’S DAMAGES AND THAT SELLER SHALL BE ENTITLED TO SAID SUM AS LIQUIDATED DAMAGES, WHICH SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY, EITHER AT LAW OR IN EQUITY.  IN SUCH EVENT, THE ESCROW HOLDER SHALL, UPON WRITTEN DEMAND BY SELLER WITHOUT JOINDER OF BUYER, IMMEDIATELY DELIVER THE EARNEST MONEY TO SELLER IN CASH OR OTHER IMMEDIATELY AVAILABLE FUNDS.  THE FOREGOING DOES NOT LIMIT BUYER’S LIABILITY UNDER ANY INDEMNITY OR OTHER PROVISION OF THIS AGREEMENT WHICH BY ITS TERMS SURVIVES A TERMINATION OF THIS AGREEMENT OR IS TO BE PERFORMED AFTER CLOSING.  TO SIGNIFY THEIR AWARENESS AND AGREEMENT TO BE BOUND BY THE TERMS AND PROVISIONS OF THIS SECTION 10.1, BUYER AND SELLER HAVE SEPARATELY INITIALED THIS SECTION.
SELLER INITIALS: ________BUYER INITIALS: ________
Notwithstanding the foregoing, the limitation to liquidated damages shall not apply (and Seller may seek any and all actual, consequential and other damages) respecting any indemnification claim permitted under this Agreement.
10.2            SELLER DEFAULT.  If, at or any time prior to Closing, Seller fails to perform its covenants or obligations under this Agreement in any material respect, which breach or default is not caused by a Buyer Default, as hereinafter defined (each, a “Seller Default”), then Buyer, as its sole and exclusive remedies, may elect to (a) terminate this Agreement by providing written notice to Seller, subject to the provisions of Section 14.20, obtain a prompt return of the Earnest Money, and recover from Seller any damages to which Seller is entitled as a matter of law for the Seller Default and termination of this Agreement prior to Closing,  up to, but not exceeding the sum of Seventy-Five Thousand Dollars ($75,000.00), inclusive of legal fees, court costs and expenses of Buyer incurred in recovering the amount due; or (b) seek specific performance of Seller’s obligations under this Agreement; or (c) waive any Seller Default at or prior to the Closing and proceed to the Closing without any abatement of the Purchase Price and subject to any condition caused or created by the Seller Default.  If Buyer intends to seek specific performance of Seller’s obligations under this Agreement, it must commence such action within sixty (60) days following the earlier of expiration of the Seller Cure Period or the date of such Seller Default otherwise such right shall be deemed waived by Buyer.  Notwithstanding anything to the contrary in this Agreement, Buyer shall not have the right to exercise its remedies under this Section 10.2 for a Seller Default, unless Buyer has provided written notice to Seller specifying, in reasonable detail, the nature of Seller Default, and Seller has not cured Seller Default within thirty (30) days after Seller’s receipt of such notice, or the scheduled Closing Date, whichever is earlier (the “Seller Cure Period”). Notwithstanding anything to the contrary contained herein, Seller shall have no right to cure an intentional and willful breach of a representation, warranty or covenant of Seller contained herein.  If Seller takes any action prior to expiration of the period for Buyer to commence a specific performance action, which would prevent Buyer from being able to enforce a judgment of specific performance requiring consummation of the sale of the Property to Buyer, then the limitation on Buyer’s right to damages in clause (a) above shall not be applicable, and Buyer shall entitled to any and all damages available as a matter of law for the Seller Default.
Notwithstanding anything to the contrary contained in this Agreement, no claim for a breach of any representation or warranty of Seller shall be actionable or payable unless each of the following conditions is satisfied (i) the breach in question results from or is based on a condition, state of facts, or other matter which was not actually known or disclosed to Buyer prior to Closing, and (ii) the valid claims for all such breaches together with all indemnification obligations of Seller, if any, collectively aggregate more than One Hundred Thousand Dollars ($100,000.00) in which event all claims, not just those in excess of such amount shall be actionable.  Notwithstanding any provision of this Agreement to the contrary, in no event shall Seller’s aggregate liability to Buyer  for breach or cost to cure any breach or perform any obligation related to any representation or warranty of Seller in this Agreement or in the Closing Certificate, breach of any covenant or obligation (other than indemnification obligations for third-party claims) of Seller in this Agreement, and/or any action to cure a Seller Default or to incur costs related to a demand for specific performance, taken in the aggregate with any other claims by Buyer against Seller (including any attorneys’ fees) exceed Four Hundred Thousand Dollars ($400,000.00) and any damages, claims, or losses in excess of such amount are waived and released forever and any claims, proceedings, and/or causes of action brought or commenced against Seller will be limited to and not exceed Four Hundred Thousand Dollars ($400,000.00).  However, this paragraph shall not be applicable to any claim of Buyer for an amount due to it for (a) breaches of Seller’s warranties and representations in Section 5.1.1 through 5.1.4, (b) any amounts payable by Seller pursuant to Sections 8.1 through 8.5, (c) any taxes, fees, or charges payable by Seller for any period prior to the Closing for which Buyer has successor liability as a matter of law, and (d) Seller’s indemnification obligations related to third party claims made against Buyer, and such claims and payments of them shall not be counted against the limitation on Seller’s liability or subject to the minimum claim amount.
10.3            UPDATES OF SCHEDULES.  Notwithstanding anything to the contrary in this Agreement, Seller shall have the right to amend and supplement any schedule, or provide new schedules, to this Agreement from time to time without Buyer’s consent if (a) such schedule needs to be amended, supplemented or provided to maintain the truth or accuracy of the applicable representation or warranty or the information disclosed therein (provided, however, that the Purchase Price and the Earnest Money shall not change as a result thereof); (b) Seller did not have Knowledge as of the Effective Date of the matter being disclosed in such amendment, supplement, or new schedule; or (c) Seller has paid any amount listed thereon.  If Seller make any amendment or supplement to the schedules, or provide a new schedule, after the expiration of the Due Diligence Period (a “Post Due Diligence Disclosure”), then (i) the Post Due Diligence Disclosure shall constitute a Buyer Closing Condition Failure if, and only if, the corresponding representation or warranty to which the Post Due Diligence Disclosure relates would be untrue or incorrect in the absence of the Post Due Diligence Disclosure and would result in a Material Adverse Effect on the conduct of the Business upon the Closing, and (ii) if Buyer proceeds to Closing notwithstanding the Post Due Diligence Disclosure, the corresponding representation or warranty to which the Post Due Diligence Disclosure relates shall be deemed qualified by the Post Due Diligence Disclosure for the purposes of limiting the defense and indemnification obligations of Seller under this Agreement.  However, a Material Adverse Effect described above in this Section 10.3 shall not be a Buyer Closing Condition Failure, if by the earlier of five (5) days after Buyer notifies Seller of the discovery of a Material Adverse Effect, or two (2) Business Days before the scheduled Closing Date, Seller notifies Buyer and Escrow Holder of Seller’s agreement to give Buyer a credit against the Purchase Price in the amount of the excess of the Material Adverse Effect over one percent (1%) of the Purchase Price (before adjustment for the credit).
10.4            SURVIVAL.
10.4.1            SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All representations and warranties of Seller under this Agreement and/or Closing Certificate shall survive Closing or termination of this Agreement for a period of nine (9) months, as extended for any part of that period that Buyer is prevented by court order or an automatic stay in bankruptcy from commencing an action against Seller (the “Survival Period”) and shall not merge into any of the closing documents; provided, however, any action, proceeding, or litigation for breach of any representation or warranty of Seller must be commenced within the Survival Period; otherwise, Buyer will be forever barred from recovering damages and/or taking any action based upon any breaches of warranties and representations.
10.4.2            SURVIVAL OF COVENANTS AND OBLIGATIONS.  If this Agreement is terminated, only those covenants and obligations to be performed by the Parties under this Agreement which expressly survive the termination of this Agreement or imply performance after the Closing shall survive such termination.
10.5            INDEMNIFICATION BY SELLER.  Subject to the limitations set forth in Article VI and Sections 10.2, 10.4, 10.7, 10.8, 10.9, and 10.10, as well as any other express provision of this Agreement, Seller shall indemnify and hold harmless Buyer Indemnitees from and against any Indemnification Loss incurred by any Buyer Indemnitee to the extent resulting from (a) any breach of any express representations or warranties of Seller in this Agreement which survive the termination or expiration of this Agreement in accordance with this Agreement; (b) any breach by Seller of any of its covenants or obligations under this Agreement which expressly survive the termination or expiration of this Agreement in accordance with this Agreement; and (c) any claims for bodily injury, damage to property, or economic loss brought by third parties which relate to acts or omissions of Seller, Existing Manager, or any other Person for whom Seller is legally responsible occurring prior to the Closing and which arise or accrue at or in connection with the Property and/or Hotel.
10.6            INDEMNIFICATION BY BUYER.  Subject to the limitations set forth in Sections 10.7, 10.8, 10.9 and 10.10, Buyer, and each assignee of Buyer, shall indemnify and hold harmless Seller Indemnitees from and against any Indemnification Loss incurred by Seller Indemnitee to the extent resulting from (a) any breach of any express representations or warranties of Buyer in this Agreement which are stated to survive the termination or expiration of this Agreement; (b) any breach by Buyer of any of its covenants or obligations under this Agreement which are stated to survive the termination or expiration of this Agreement; and (c) any claims for bodily injury, damage to property, or economic loss brought by third parties which relate to acts or omissions of Buyer, its operating lessee, Buyer’s Inspectors, Buyer’s Representatives, or Hotel manager or any other Person for whom Buyer is legally responsible which arise or accrue at or in connection with the Property and/or Hotel and/or Inspections.
10.7            LIMITATIONS ON INDEMNIFICATION OBLIGATIONS.
10.7.1            FAILURE TO PROVIDE TIMELY NOTICE OF INDEMNIFICATION CLAIM.  Notwithstanding anything to the contrary in this Agreement, an Indemnitee shall not be entitled to defense or indemnification to the extent the Indemnitee’s failure to promptly notify the Indemnitor in accordance with Section 10.10.1 (a) prejudices the Indemnitor’s ability to defend against any Third-Party Claim on which the Indemnification Claim is based; or (b) increases the amount of Indemnification Loss incurred in respect of such indemnification obligation of the Indemnitor.
10.7.2            EFFECT OF TAXES, INSURANCE OR OTHER REIMBURSEMENT.  Notwithstanding anything to the contrary in this Agreement, the amount of any Indemnification Loss for which indemnification is provided to an Indemnitee under this Article X shall be net of any tax benefits realized or insurance proceeds received by the Indemnitee in connection with the Indemnification Claim, or any other third party reimbursement.  The Indemnitee shall use commercially reasonable efforts to realize any tax benefit, collect any insurance proceeds or obtain any third party reimbursement respecting the Indemnification Claim, and if such tax benefits, insurance proceeds or reimbursement are realized or obtained by the Indemnitee after the Indemnitor has paid any amount in respect of an Indemnification Loss to the Indemnitee, the Indemnitee shall reimburse the amount realized or collected by the Indemnitee up to the amount received from the Indemnitor for the Indemnification Loss.
10.8            NEGLIGENCE OR WILLFUL MISCONDUCT OF INDEMNITEE.  Notwithstanding anything to the contrary in this Agreement (a) no Buyer Indemnitee shall be entitled to defense or indemnification to the extent the Indemnification Loss results from the negligence or willful misconduct of, or breach of this Agreement by, any Buyer Indemnitee, or Buyer’s Inspectors or Buyer’s Representatives; and (b) no Seller Indemnitee shall be entitled to defense or indemnification to the extent (but only to the extent) the Indemnification Loss results from the negligence or willful misconduct of, or breach of this Agreement by, Seller Indemnitee.
10.9            WAIVER OF CERTAIN DAMAGES.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR UNDER APPLICABLE LAW, SELLER (FOR ITSELF AND ALL SELLER INDEMNITEES) AND BUYER (FOR ITSELF AND ALL BUYER INDEMNITEES) HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVE AND DISCLAIM ALL RIGHTS TO CLAIM OR SEEK ANY CONSEQUENTIAL, PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES AND ACKNOWLEDGE AND AGREE THAT THE RIGHTS AND REMEDIES IN THIS AGREEMENT WILL BE ADEQUATE IN ALL CIRCUMSTANCES FOR ANY CLAIMS THE PARTIES (OR ANY BUYER INDEMNITEE OR SELLER INDEMNITEE) MIGHT HAVE WITH RESPECT THERETO.  HOWEVER, THIS WAIVER DOES NOT APPLY TO THIRD-PARTY CLAIMS FOR CONSEQUENTIAL, PUNITIVE, EXEMPLARY, STATUTORY OR TREBLE DAMAGES AGAINST WHICH A PARTY IS INDEMNIFIED.
10.10            INDEMNIFICATION PROCEDURE.
10.10.1                          NOTICE OF INDEMNIFICATION CLAIM.  If any of Seller Indemnitees or Buyer Indemnitees (as the case may be) (each, an “Indemnitee”) is entitled to defense or indemnification under any express provision in this Agreement (each, an “Indemnification Claim”), the Party required to provide defense or indemnification to the Indemnitee (the “Indemnitor”) shall not be obligated to defend, indemnify and hold harmless the Indemnitee unless and until the Indemnitee provides written notice to the Indemnitor promptly after the Indemnitee has actual knowledge of any facts or circumstances on which the Indemnification Claim is based or a Third-Party Claim is made on which the Indemnification Claim is based, describing in reasonable detail such facts and circumstances or Third-Party Claim respecting the Indemnification Claim.
10.10.2                          RESOLUTION OF INDEMNIFICATION CLAIM NOT INVOLVING THIRD-PARTY CLAIM.  If the Indemnification Claim does not involve a Third-Party Claim and is disputed by the Indemnitor, the dispute shall be resolved by litigation or other means of alternative dispute resolution as the Parties may agree in writing.
10.10.3                          RESOLUTION OF INDEMNIFICATION CLAIM INVOLVING THIRD-PARTY CLAIM.  If the Indemnification Claim involves a Third-Party Claim, the Indemnitor shall have the right (but not the obligation) to assume the defense of the Third-Party Claim, at its cost and expense, and shall use good faith efforts consistent with prudent business judgment to defend the Third-Party Claim, provided that (a) the counsel for the Indemnitor who shall conduct the defense of the Third-Party Claim shall be reasonably satisfactory to the Indemnitee (unless selected by Indemnitor’s insurance company); (b) the Indemnitee, at its cost and expense, may participate in, but shall not control, the defense of the Third-Party Claim; and (c) the Indemnitor shall not enter into any settlement or other agreement which requires any performance by the Indemnitee, other than the payment of money which shall be paid by the Indemnitor, or does not include an unconditional general release of the Indemnitee by the Person making the Third-Party Claim in form and content reasonably acceptable to the Indemnitee.  If the Indemnitor has acknowledged its indemnification obligation and is conducting a defense of the Third-Party Claim at Indemnitor’s sole cost and expense, then the Indemnitee shall not enter into any settlement or other agreement respecting the Indemnification Claim, without the Indemnitor’s prior written consent, which consent may be withheld in Indemnitor’s sole discretion.  If the Indemnitor elects not to assume the defense of the Third-Party Claim, the Indemnitee shall have the right to retain the defense of the Third-Party Claim at the Indemnitor’s expense and shall use good faith efforts consistent with prudent business judgment to defend the Third-Party Claim in an effective and cost efficient manner.
10.11            SURVIVAL. The rights and obligations of Seller and Buyer under Section 10.5 through and including Section 10.10 shall survive the Closing.
ARTICLE XI
CLOSING CONDITIONS
11.1            MUTUAL CLOSING CONDITIONS.
11.1.1            SATISFACTION OF MUTUAL CLOSING CONDITIONS.  THE RESPECTIVE OBLIGATIONS OF SELLER AND BUYER TO CLOSE THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT ARE SUBJECT TO THE SATISFACTION, AT OR PRIOR TO CLOSING, OF THE FOLLOWING CONDITIONS PRECEDENT (THE “MUTUAL CLOSING CONDITION(S)”):
(1)              No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transaction described in this Agreement and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Authority, that would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement; and
(2)              No Applicable Law shall have been enacted that would make illegal or invalid or otherwise prevent the consummation of the transaction described in this Agreement.
11.1.2            FAILURE OF MUTUAL CLOSING CONDITION.  If any Mutual Closing Condition(s) is/are not satisfied at Closing, then each Party to this Agreement shall have the right to:
(1)              Terminate this Agreement by providing written notice thereof to the other Party, in which case the provisions of Section 14.20 shall apply; or
(2)              Waive, in writing, any such Mutual Closing Condition(s) at or prior to Closing and proceed to Closing, if possible, without abatement of the amount of the Purchase Price.
If either Party terminates this Agreement pursuant to this Section 11.1, the terminating party shall provide written notice to Escrow Holder and the other Party directing Escrow Holder to disburse the Earnest Money to Buyer, no later than two (2) Business Days after the delivery of the notice of termination.
11.2            BUYER CLOSING CONDITIONS.
11.2.1            SATISFACTION OF BUYER CLOSING CONDITIONS.  In addition to the Mutual Closing Conditions, Buyer’s obligation to close the transaction contemplated by this Agreement is subject to the satisfaction, at or prior to Closing, of the following conditions precedent (the “Buyer Closing Condition(s)”):
(a)              All Seller Closing Deliveries shall have been delivered to Buyer or deposited with Escrow Holder in the Closing Escrow to be delivered to Buyer at Closing;
(b)              The representations and warranties of Seller in this Agreement (as qualified by any schedules to this Agreement and any amendments or supplements to such schedules, and any and all information provided to or obtained by Buyer other than a Post Due Diligence Disclosure) shall be true and correct, in all material respects, as of the Closing (or as of such other date to which such representation or warranty expressly is made), except to the extent any breach of such representations or warranties would not have a Material Adverse Effect on the Business or prevent the Parties from consummating the transaction described in this Agreement;
(c)              The covenants and obligations of Seller in this Agreement shall have been performed in all material respects;
(d)              Seller shall terminate at Closing the Management Agreement and shall have paid any and all fees, costs and expenses associated with such termination;
(e)              Buyer shall have either assumed the existing Franchise Agreement or entered into a new franchise agreement (“New Franchise Agreement”) with the Franchisor, in each case on terms (including the PIP) acceptable to Buyer in its sole and absolute discretion.  Prior to expiration of the Due Diligence Period, the parties shall use good faith efforts to obtain the Franchisor’s agreement to as limited a PIP as possible.  Seller shall have the right to lead the negotiation of the PIP with the Franchisor, and Buyer may participate in the negotiations.  Buyer shall diligently pursue obtaining the assignment of the existing Franchise Agreement or New Franchise Agreement by the Closing Date; provided, however, if the assignment of the existing Franchise Agreement or New Franchise Agreement is not entered into prior to the then scheduled date for Closing, Buyer shall have the right to postpone the Closing on one occasion for a period of fifteen (15) days by providing written notice to Seller no later than three (3) Business Days prior to the then scheduled date for Closing in order to provide the Parties additional time to obtain the New Franchise Agreement.  Seller shall (i) upon request, deliver to Franchisor any and all applications, authorizations, consents, approvals and other documents that may be necessary for in order for Buyer to obtain an assignment of the existing Franchise Agreement or the New Franchise Agreement, as the case may be, and (ii) without limitation of the foregoing, provide reasonable cooperation to Buyer in connection with Buyer’s efforts to obtain an assignment of the existing Franchise Agreement or the New Franchise Agreement, as the case may be. The rights and obligations of the parties respecting the cost of completing the PIP and possible credits against the Purchase Price are addressed in Section 7.11;
(f)              If the Deed and Easement document or declarations referenced in the legal description of the Property contain provisions for delivery of estoppel certificates and if the Buyer provides to Seller a reasonable form of estoppel certificate together with a list of the parties from whom an estoppel certificate is requested, the delivery to Buyer at least five (5) Business Days prior to the scheduled Closing Date of estoppel certificates in such form and from such parties, stating they remain in effect and have not been amended except by recorded documents, any defaults by Seller thereunder, any disputes or controversies among the parties thereto, and any defenses to performance thereunder by the person or persons delivering the estoppel certificates; and
(g)              Title Company shall have committed to issue the Title Policy for the Property, subject to the payment by Buyer of any fees and expenses respecting the Title Commitment and Title Policy endorsements pursuant to Section 8.4.2.
11.2.2            FAILURE OF BUYER CLOSING CONDITION.  Except as expressly provided in Section 11.4, if any Buyer Closing Condition(s) is/are not satisfied at Closing, then Buyer shall have the right to:
(a)              Terminate this Agreement by providing written notice thereof to Escrow Holder and Seller, in which case the provisions of Section 14.20 shall apply;
(b)              Waive, in writing, any such Mutual Closing Condition(s) and/or Buyer Closing Condition(s) at or prior to Closing and proceed to Closing, if possible, without abatement of the amount of the Purchase Price; or
(c)              Not close the purchase and seek specific performance of this Agreement subject to the limitations set forth in Section 10.2.
Notwithstanding the foregoing, if Seller has used commercially reasonable due diligence to obtain estoppel certificates, the failure of Seller to provide estoppel certificates shall not entitle Buyer to seek specific performance of this Agreement and, in such event, Buyer shall only be entitled to the rights set forth in Section 11.2.2(a) and (b).
If Buyer terminates this Agreement pursuant to this Section 11.2.2, Buyer shall provide written notice to Escrow Holder and Seller directing Escrow Holder to disburse the Earnest Money to Buyer, no later than two (2) Business Days after the delivery of Buyer’s notice.
11.3            SELLER CLOSING CONDITIONS.
11.3.1            SATISFACTION OF SELLER CLOSING CONDITIONS.  In addition to the Mutual Closing Conditions, Seller’s obligation to close the transactions contemplated in this Agreement, is subject to the satisfaction, at or prior to Closing, of the following conditions precedent (the “Seller Closing Condition(s)”):
(a)              Buyer shall have paid to Seller or deposited with Escrow Holder the Purchase Price for the Property, as adjusted pursuant to Section 3.1;
(b)              All Buyer Closing Deliveries shall have been delivered to Seller or deposited with Escrow Holder in the Closing Escrow to be delivered to Seller at Closing;
(c)              The representations or warranties of Buyer in this Agreement (as qualified by any schedules to this Agreement and any amendments or supplements to such schedules, other than a Post Due Diligence Disclosure) shall be true and correct in all material respects as of the Closing (or as of such other date to which such representation or warranty expressly is made), except to the extent any breach of such representations or warranties would not prevent the Parties from consummating the transaction described in this Agreement;
(d)              Buyer shall have delivered to Seller the insurance certificate required under the Beverage Services Agreement, if applicable; and
(e)              The covenants and obligations of Buyer in this Agreement shall have been performed in all material respects.
11.3.2            FAILURE OF SELLER CLOSING CONDITION.  Except as expressly provided in Section 11.4, if any Seller Closing Condition(s) is/are not satisfied at Closing, then the same shall be a Buyer Default under Section 10.1.
11.4            FRUSTRATION OF CLOSING CONDITIONS.  Neither Seller nor Buyer may rely on the failure of a Seller Closing Condition or a Buyer Closing Condition, respectively, if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the Closing to occur.
ARTICLE XII
CLOSING
12.1            CLOSING DATE.  Seller and Buyer agree that recordation of the deed and settlement on the Property pursuant to this Agreement (the “Closing”) shall occur, if at all, on or before thirty (30) days after the expiration of the Due Diligence Period, as it may be extended under Section 4.1 and Section 7.11.2 (as it may be extended under Section 11.2.1(e) and Section13.1.1, the “Closing Date”), subject to the terms and conditions of this Agreement.
12.2            CLOSING ESCROW.  Closing shall take place pursuant to the terms of this Agreement, including, but not limited to this Article XII and Article XV and administered and coordinated by Escrow Holder (the “Closing Escrow”), pursuant to which (a) the Cash Consideration, which shall be paid by Buyer to Seller pursuant to Section 3.3, shall be deposited with Escrow Holder; (b) all of the documents required to be delivered by Seller and Buyer at any Closing pursuant to this Agreement shall be deposited with Escrow Holder; (c) at Closing, the Purchase Price, as adjusted pursuant to Section 3.1, shall be disbursed to Seller; and (d) the documents deposited into the Closing Escrow shall be recorded in the appropriate jurisdiction or otherwise delivered to Seller and Buyer, as the case may be.
12.3            CLOSING DELIVERIES.
12.3.1            SELLER’S DELIVERIES.  At Closing, Seller shall deliver or cause to be delivered to Buyer, or deposited with Escrow Holder in the Closing Escrow to be recorded or delivered to Buyer, as appropriate, all of the (a) documents set forth in this Section 12.3.1, each of which shall have been duly executed and acknowledged (if required), by Seller, and (b) other items set forth in this Section 12.3.1 (the “Seller Closing Deliveries”), as follows:
(1)             Two (2) originals of the Closing Certificate;
(2)             One (1) original of each Deed;
(3)             Two (2) originals of each Bill of Sale;
(4)             Two (2) originals of each Assignment and Assumption Agreement;
(5)             Such agreements, affidavits or other documents as may be reasonably required by the Title Company from Seller to issue the Title Policy;
(6)             Seller’s share of funds necessary to comply with its obligations set forth in Section 8.4.1 hereto;
(7)             Two (2) originals of the FIRPTA affidavit in the form set forth in the regulations under Section 1445 of the Code;
(8)             Any real estate transfer tax declaration or similar documents required under Applicable Law in connection with the conveyance of the Real Property;
(9)             A certificate or registration of title for any owned vehicle or other FF&E included in the Property which requires such certification or registration, duly executed by Seller, conveying such vehicle to Buyer;
(10)             To the extent not previously delivered to Buyer, all originals (or certified copies if originals are not available) of the Tenant Leases, Contracts, Licenses and Permits, Books and Records, all keys lock combinations or codes to all doors to, all rooms and other secured areas at the Hotel, all passwords used in the operation of the Hotel, including, but not limited to those needed to change, update or otherwise revise e-mail accounts websites or domains to be conveyed to Buyer pursuant to the terms of this Agreement;
(11)             respecting Seller’s receipt of OP Unit Consideration pursuant to Section 3.3.2, if applicable:
(i)
counterpart signature pages to the LP Admission Agreement, duly executed by Seller, which evidences (x) the admission of Seller as a limited partner in the Operating Partnership, (y) that Seller has joined as a party to agreement of limited partnership of the Operating Partnership, and (z) the issuance of such OP Units to Seller; and

(ii)	counterpart signature pages to the Redemption Agreement, duly executed by Seller; and
(12)             Application(s) for Tax Clearance Certificate(s) or their equivalent on the applicable forms of the governmental authorities issuing the clearances, duly executed by Seller or Existing Manager, as applicable;
(13)            INTENTIONALLY OMITTED; and
(14)             Such other documents and instruments as may be reasonably requested by the Title Company in order to consummate the transactions described in this Agreement.
12.3.2            BUYER’S DELIVERIES.  At Closing, Buyer shall deliver or cause to be delivered to Seller, or deposited with Escrow Holder in the Closing Escrow to be delivered to Seller, all of the (a) documents set forth in this Section 12.3.2, each of which shall have been duly executed by Buyer and acknowledged (if required) or Operating Partnership, whichever the case may be; and (b) other items set forth in this Section 12.3.2 (the “Buyer Closing Deliveries”), as follows:
(A)             The Purchase Price, as adjusted pursuant to Section 3.1, to be paid by Buyer for the Property;
(B)             Two (2) original counterparts of each of the documents and instruments to be delivered by Seller under Section 12.3.1 which require execution by Buyer;
(C)             Such documents and instruments that are required to be executed and delivered by Buyer under the Franchise Agreement for the Property, including, without limitation, any guarantees and reservations agreements;
(D)             respecting Seller’s receipt of OP Unit Consideration pursuant to Section 3.3.2, if applicable:
(i)	counterpart signature pages to the LP Admission Agreement, duly executed by Operating Partnership; and
(ii)	counterpart signature pages to the Redemption Agreement, duly executed by Operating Partnership; and
(E)             Such other documents and instruments as may be reasonably requested by the Title Company in order to consummate the transactions described in this Agreement.
12.4            POSSESSION.  Seller shall deliver possession of the Real Property, subject to the Permitted Exceptions, and the tangible Personal Property, to Buyer, upon completion of the Closing.
12.5            TAX PAYMENTS AND FILING OF TAX RETURNS.  Following the Closing and on or before the due date thereof, Seller will file or cause Existing Manager to file any tax returns and pay any Taxes due for the final period of Seller’s ownership that are necessary for Buyer to obtain a tax clearance certificate from the State or Commonwealth in which the Real Property is located.  Seller shall take and cause Existing Manager to any other steps that may be necessary on their part for Buyer to obtain the tax clearance certificate and shall generally cooperate with Buyer in its effort to obtain the tax clearance certificate.  Seller’s obligation under this Section 12.5 shall survive the Closing.
ARTICLE XIII
RISK OF LOSS
13.1            CASUALTY.  If, at any time after the Effective Date and prior to the Closing or earlier termination of this Agreement, the Property or any portion thereof is damaged or destroyed by fire or any other casualty (a “Casualty”), Seller shall give written notice of the Casualty to Buyer promptly after the occurrence of the Casualty.
13.1.1            MATERIAL CASUALTY.  If the estimated amount of the cost to repair and restore a Hotel following a Casualty equals or exceeds three percent (3%) of the Purchase Price (a “Material Casualty”), and the Material Casualty was not caused by Buyer or Buyer’s Inspectors, or their respective employees or agents, then Buyer shall have the right to elect, by providing written notice to Seller, within ten (10) Business Days after Buyer’s receipt of Seller’s written notice of the Material Casualty and contractor’s estimate of the cost of repair, to (a) terminate this Agreement by providing written notice to Seller, and the provisions of Section 14.20 shall apply; or (b) proceed to Closing, without terminating this Agreement, in which case Seller shall (i) provide Buyer with a credit against the Purchase Price in an amount equal to the applicable insurance deductible, and (ii) transfer and assign to Buyer all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller respecting the Property or the Business, except those proceeds allocable to lost profits and costs incurred by Seller for the period prior to the Closing.  If Buyer fails to provide written notice of its election to Seller within such time period, then Buyer shall be deemed to have elected to terminate this Agreement pursuant to this Section 13.1.1.  If the Closing is scheduled to occur before Seller delivers the notice of Material Casualty, including the contractor’s estimate to Buyer or within Buyer’s ten (10) Business Day election period, the Closing Date shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) Business Day election period.  Buyer shall have the right to a refund of the Earnest Money and shall receive the prompt return of the Earnest Money following the termination of this Agreement pursuant to this Section 13.1.1.
13.1.2            NON MATERIAL CASUALTY.  If of any (a) Casualty which is not a Material Casualty; or (b) Material Casualty which is caused by Buyer or Buyer’s Inspectors, or their respective employees or agents, then Buyer shall not have the right to terminate this Agreement, but shall proceed to Closing, in which case Seller shall (i) provide Buyer with a credit against the Purchase Price (except if the Casualty is caused by Buyer or Buyer’s Inspectors) in an amount equal to the applicable insurance deductible, and (ii) transfer and assign to Buyer all of Seller’s right, title and interest in and to all proceeds from all casualty and lost profits insurance policies maintained by Seller respecting the Property so affected, except those proceeds allocable to any lost profits or costs incurred by Seller for the period prior to the Closing.
13.2            CONDEMNATION.  If, at any time after the Effective Date but prior to the expiration or termination of this Agreement, any Governmental Authority commences or threatens to commence any condemnation proceeding or other proceeding in eminent domain respecting all or any portion of the Real Property not already conveyed pursuant to this Agreement (each, a “Condemnation”), Seller shall give written notice of the Condemnation to Buyer promptly after Seller receives notice of the Condemnation.
13.2.1            MATERIAL CONDEMNATION.  If the Condemnation would (a) result in the permanent loss of value equal to more than three percent (3%) of the Purchase Price; (b) result in any permanent material reduction or restriction in access to the Land or Improvements or parking for the Hotel; or (c) have a permanent materially adverse effect on the Business as conducted at the Property prior to the Condemnation (each, a “Material Condemnation”), then Buyer shall have the right to elect, by providing written notice to Seller, within ten (10) days after Buyer’s receipt of Seller’s written notice of the Material Condemnation, to (i) terminate this Agreement by providing written notice to each other Party, subject to the provisions of Section14.20, or (ii) proceed to Closing, without terminating this Agreement, in which case Seller shall assign to Buyer all of Seller’s right, title and interest in all proceeds and awards from the Material Condemnation.  If Buyer fails to provide written notice of its election to Seller within such time period, then Buyer shall be deemed to have elected to terminate this Agreement pursuant to clause (i) above.  If the Closing is scheduled to occur before Seller delivers the notice of Material Condition to Buyer or within Buyer’s ten (10) day election period, the Closing shall be postponed until the date which is five (5) Business Days after the expiration of such ten (10) day election period.  Buyer shall have the right to a refund of the Earnest Money and shall receive the prompt refund of such amount following the termination of this Agreement pursuant to this Section 13.2.1.
13.2.2            NON-MATERIAL CONDEMNATION.  If of any Condemnation, other than a Material Condemnation, Buyer shall not have the right to terminate this Agreement but shall proceed to Closing, in which case, Seller shall assign to Buyer all of Seller’s right, title and interest in all proceeds and awards from the Condemnation.
ARTICLE XIV
MISCELLANEOUS PROVISIONS
14.1            TIME IS OF THE ESSENCE.  Time is of the essence of this Agreement provided, however, that notwithstanding anything to the contrary in this Agreement, if the time period for the performance of any covenant or obligation, satisfaction of any condition or delivery of any notice or item required under this Agreement shall expire on a day other than a Business Day, such time period shall be extended automatically to the next Business Day.
14.2            ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the Parties respecting the transactions contemplated hereby, and supersedes all previous agreements, negotiations, representations, and understandings (written or oral) with respect thereto, and may not be modified or amended except in writing executed by the Parties to be bound thereby.
14.3            NOTICES.
14.3.1            All notices to be given hereunder shall be personally delivered or sent by express or overnight mail or courier, by certified mail, return receipt requested, with postage prepaid, or by facsimile or e-mail to the parties at the following addresses (or to such other or further addresses as the Parties may hereafter designate by like notice similarly sent):
If to Seller:
Leawood ADP, Ltd
9000 Tesoro Drive, Suite 200
San Antonio, Texas 78217
                Attention: Charles Leddy
                Phone:            (210) 646-8811
                Fax:            (210) 646-8814
                Email: Charles@Presidian.com

with a copy to:
Hinkle Law Firm, LLC
301 N. Market, Suite 2000
Wichita, KS 67202
Attn:  J. Scott Pohl
                Phone:  (316) 631-3152
                Fax:  (316) 631-1752
                Email: spohl@hinklaw.com
If to Buyer:
Supertel Limited Partnership
                c/o Condor Hospitality Trust, Inc.
                14800 Montgomery Lane, Suite 220
                Bethesda, MD 20814
                Attn:  Jonathan Gantt, Senior Vice President and Chief Financial Officer
                Phone:  (301) 861-3390
                Fax:  (402) 371-4229
Supertel Limited Partnership
                c/o Condor Hospitality Trust, Inc.
                1111 N. 102nd Ct, Suite 222
                Omaha NE  68114
                Attn:  Lauren Green, Esq.
                Phone:  (402) 316-1022
                Fax:  402) 371-4229
                Email: lgreen@trustcondor.com
with a copy to:
Jeffer Mangels Butler & Mitchell LLP
                1900 Avenue of the Stars, 7th Floor
                Los Angeles, CA 90067-4308
                Attn:  Jeffrey E. Steiner, Esq.
                Phone:  (310) 201-3514
                Fax:  (310) 712-8514
                Email: js@jmbm.com
14.3.2            All notices sent by express or overnight mail shall be deemed effectively given on the first Business Day next following the date of such mailing; notices sent by certified mail shall be deemed received on the third Business Day after mailing.  All notices personally delivered shall be deemed effectively given on the date of such delivery.  All notices delivered by facsimile shall be deemed effectively given on the date of such transmission, provided a copy of such notice, together with the confirmation of accepted transmission by the recipient, is delivered to the other Party on the next Business Day.  The Parties shall be responsible for notifying each other of any change of address.
14.3.3            The Parties and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 14.3 by providing a notice of such change in address and/or facsimile number as required under this Section 14.3.
14.3.4            Each Party agrees that the attorney for such Party shall have the authority to deliver notices on such Party’s behalf to the other Party hereto.
14.4            GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OR COMMONWEALTH IN WHICH THE REAL PROPERTY IS LOCATED, WITHOUT GIVING EFFECT TO ANY PRINCIPLES REGARDING CONFLICT OF LAWS.
14.5            SERVICE OF PROCESS.  THE PARTIES AGREE THAT, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SERVICE OF PROCESS SHALL BE EFFECTIVE AS TO A PARTY IF DELIVERY OF ANY COURT DOCUMENTS TO SUCH PARTY IS EFFECTED IN ACCORDANCE WITH SECTION 14.3.
14.6            NO RECORDATION.  Neither Buyer, any Affiliate of Buyer, nor any Person acting by or on behalf of Buyer, shall record this Agreement, or any memorandum or other notice of this Agreement, in any public records.  Buyer hereby grants a power of attorney to Seller (which power is coupled with an interest and shall be irrevocable) to execute and record on behalf of Buyer a memorandum or other notice removing this Agreement or any memorandum or other notice of this Agreement from the public records, or evidencing the termination of this Agreement.
14.7            PERSONS.  This Agreement shall bind and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.  Neither Buyer nor Seller shall transfer, assign or otherwise convey any rights under this Agreement to another party; provided, however, Buyer shall have the right to transfer or assign this Agreement (in whole or in part) and the rights and obligations hereunder to one or more subsidiaries without the prior consent of Seller.
14.8            THIRD PARTY BENEFICIARIES. Except as expressly set forth in this Agreement, this Agreement shall not confer any rights or remedies on any Person other than (a) the Parties and their respective successors and permitted assigns; and (b) any Buyer Indemnitee or Seller Indemnitee to the extent the Buyer Indemnitee or Seller Indemnitee is expressly provided any right of defense or indemnification in this Agreement.
14.9            SEVERABILITY. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction.
14.10            WAIVER OF TRIAL BY JURY.  EACH PARTY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY LITIGATION OR OTHER COURT PROCEEDING WITH RESPECT TO ANY MATTER ARISING FROM OR IN CONNECTION WITH THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE.  TO THE EXTENT THEY MAY LEGALLY DO SO, BUYER AND SELLER HEREBY AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 14.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.
14.11            EXCULPATION.  Buyer and Seller acknowledge and agree that Buyer and Seller shall look solely to the assets of Seller or Buyer (or Buyer’s designee, post-Closing), respectively, for the enforcement of any claims against Seller or Buyer (or Buyer’s designee), as the case may be, and the officers, directors, partners, members, shareholders, trustees, employees and agents of Seller or Buyer (or Buyer’s designee) assume no personal liability for the liabilities and obligations entered into by Seller or Buyer, respectively, and its individual assets shall not be subject to any claims relating to such liabilities and obligations.
14.12            AMENDMENTS, WAIVERS AND TERMINATION OF AGREEMENT.  No amendment or modification to any terms or provisions of this Agreement, waiver of any covenant, obligation, breach or default under this Agreement or termination of this Agreement (other than as expressly provided in this Agreement), shall be valid unless in writing and executed and delivered by each of the Parties.
14.13            COUNTERPARTS.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which, together, shall constitute one and the same instrument.  A Party may deliver executed signature pages to this Agreement by facsimile or electronic mail transmission to any other Party, which facsimile or electronic mail copy shall be deemed to be an original executed signature page.
14.14            INCORPORATION OF RECITALS, EXHIBITS AND SCHEDULES.  The recitals to this Agreement, and all schedules (as amended, modified and supplemented from time to time) referred to in this Agreement are incorporated herein by this reference and made a part of this Agreement.  Any matter disclosed in any Schedule to this Agreement shall be deemed to be incorporated in all other schedules to this Agreement.
14.15            RULES OF CONSTRUCTION.  The following rules shall apply to the construction and interpretation of this Agreement:
14.15.1                          Singular words shall connote the plural as well as the singular, and plural words shall connote the singular as well as the plural, and the masculine shall include the feminine and the neuter, as the context may require.
14.15.2                          All references in this Agreement to particular articles, sections, subsections or clauses (whether in upper or lower case) are references to articles, sections, subsections or clauses of this Agreement.  All references in this Agreement to particular exhibits or schedules (whether in upper or lower case) are references to the exhibits and schedules attached to this Agreement, unless otherwise expressly stated or clearly apparent from the context of such reference.
14.15.3                          The headings in this Agreement are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.
14.15.4                          Each Party and its counsel have reviewed and revised (or requested revisions of) this Agreement and have participated in the preparation of this Agreement, and therefore any rules of construction requiring that ambiguities are to be resolved against the Party which drafted the Agreement or any exhibits attached hereto shall not be applicable in the construction and interpretation of this Agreement or any exhibits attached hereto.
14.15.5                          The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and not solely to the provision in which such term is used.
14.15.6                          The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without limitation.”
14.15.7                          The term “sole discretion” respecting any determination to be made a Party under this Agreement means the sole and absolute discretion of the Party, without regard to any standard of reasonableness or other standard by which the determination of the Party might be challenged.
14.16            PREVAILING PARTY.  If any litigation or other court action, arbitration or similar adjudicatory proceeding is commenced by any Party to enforce its rights under this Agreement against any other Party, all fees, costs and expenses, including, without limitation, reasonable attorneys’ fees and court costs, incurred by the prevailing Party in such litigation, action, arbitration or proceeding shall be reimbursed by the losing Party; provided, that if a Party to such litigation, action, arbitration or proceeding prevails in part, and loses in part, the court, arbitrator or other adjudicator presiding over such litigation, action, arbitration or proceeding shall award a reimbursement of the fees, costs and expenses incurred by the Party on an equitable basis.  This Section 14.16 shall survive the Closing as well as the termination of this Agreement.
14.17            ASSIGNMENT. Buyer shall not assign this Agreement or any interest therein to any Person, without the prior written consent of Seller, which consent may be withheld in Seller’s sole and absolute discretion.  Notwithstanding the foregoing, Buyer shall have the right, without the need to obtain the prior consent of Seller, but subject to prior written notice thereof to Seller, to designate any Affiliate or Affiliates as its nominee to receive title to all or any portion of the Property, or assign all of its right, title and interest in this Agreement to any Affiliate of Buyer by providing written notice to Seller no later than ten (10) days prior to Closing; provided, however, that (a) the Affiliate remains an Affiliate of Buyer; (b) Buyer shall not be released until Closing from any of its liabilities and obligations under this Agreement by reason of such designation or assignment; (c) Buyer shall indemnify Seller from and against any transfer tax liability, or similar taxes and/or assessments, that Seller may suffer as a result of the foregoing; and (d) such designation or assignment shall not be effective until Buyer has provided Seller with a fully executed copy of such designation or assignment and assumption instrument, which shall (i) provide that Buyer and such designee or assignee shall be until Closing (after which time Buyer shall be released and its designee shall remain liable) jointly and severally liable for all liabilities and obligations of Buyer under this Agreement, (ii) provide that Buyer and its designee or assignee agree to pay any additional transfer tax as a result of such designation or assignment, (iii) include a representation and warranty in favor of Seller that all representations and warranties made by Buyer in this Agreement are true and correct respecting such designee or assignee as of the date of such designation or assignment, and will be true and correct as of the Closing, and (iv) otherwise be in form and substance reasonably satisfactory to Seller.  This Section 14.17 shall survive Closing as well as the termination of this Agreement.
14.18            NOT AN OFFER.  The delivery by Seller of this Agreement executed by Seller shall not constitute an offer to sell the Property, and Seller shall have no obligation to sell the Property to Buyer, unless and until all Parties have executed and delivered this Agreement to all other Parties.
14.19            1031 EXCHANGE.  Supplementing any assignment provisions contained herein, Seller shall be permitted to assign its rights and obligations under this Agreement to, and to close Escrow through, a qualified intermediary for the purpose of effectuating a tax-deferred exchange under Section 1031 of the Internal Revenue Code, and Buyer agrees to execute all customary escrow instructions and other documents reasonably requested by an exchanging party and otherwise reasonably cooperate in Seller’s effort by an exchanging party to effect a tax-deferred exchange, so long as such assignment, cooperation and attempted exchange shall not (a) in any way delay or accelerate the Closing Date, (b) relieve Seller of the timely adherence to or performance of each and every duty, obligation and liability of Seller contained in or arising out of this Agreement, or (c) require Buyer to assume any debt or other obligations, incur any out-of-pocket expenses, or take title to any other property.  The Closing under this Agreement is not conditioned upon the completion of a tax-deferred exchange by Seller, and neither Buyer, nor Buyer’s counsel shall be, in any way, responsible or liable for the actual tax consequences of any tax-deferred exchange attempted by Seller.
14.20            TERMINATION PROVISIONS.  In connection with the rights that Buyer has to terminate this Agreement pursuant to the terms and conditions of this Agreement:  (i) the parties hereto shall have no further rights or obligations under this Agreement except those which expressly survive termination of this Agreement and (ii) the Earnest Money shall be promptly returned to Buyer.
14.21            BULK SALE AND TAX CLEARANCE CERTIFICATES.  Seller and Buyer acknowledge that they do not intend to comply with and have agreed to waive the provisions of any statutory bulk sale or similar requirements applicable to the transaction to be effected by this Agreement, nor shall any sale and occupancy or similar tax clearance certificates be obtained in connection with the Closing.  However, Buyer may obtain a tax clearance certificate after the Closing, and Seller shall cooperate with Buyer in its effort to do so, as provided in Section 12.5.
ARTICLE XV
GENERAL ESCROW PROVISIONS
15.1            GENERAL ESCROW PROVISIONS.  The obligations and rights of the Escrow Holder under this Agreement shall be subject to the following terms and conditions:
15.1.1            DUTIES.  The duties and obligations of Escrow Holder shall be determined solely by the express provisions of this Agreement and no implied duties or obligations shall be implied against Escrow Holder.  Further, Escrow Holder shall be under no obligation to refer to any other document between or among Buyer and Seller referred to in or related to this Agreement, unless Escrow Holder is provided with a copy of such document and consents thereto in writing.
15.1.2            LIABILITY OF ESCROW HOLDER.  Escrow Holder shall not be liable to anyone by reason of performance of its duties hereunder, unless caused by or arising out of Escrow Holder’s actual and intentional misconduct, negligence, or breach of the escrow provisions of this Agreement or any separate escrow instructions required by Escrow Holder.
15.1.3            RELIANCE BY ESCROW HOLDER.  Escrow Holder shall be entitled to rely, and shall be protected in acting in reliance, upon any writing furnished to Escrow Holder by either Buyer or Seller and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to Escrow Holder.  Escrow Holder may rely on any affidavit of either Buyer or Seller or any other Person as to the existence of any facts stated therein to be known by the affiant.
15.1.4            EARNEST MONEY.  If Seller shall become entitled to retain or receive the Earnest Money or other amount paid under this Agreement, Escrow Holder shall pay the same to Seller together with all interest earned thereon and if Buyer shall become entitled to a return of the Earnest Money or other amount paid under this Agreement, Escrow Holder shall pay the same to Buyer together with all interest earned thereon; provided, however, that no disbursement pursuant to this subsection shall be made by Escrow Holder until the third (3rd) Business Day following the receipt or deemed receipt of notice by Seller and Buyer from Escrow Holder of its intention to so disburse, and disbursement made by Escrow Holder after the passage of such three (3) Business Day period shall relieve Escrow Holder from all liability in connection with such disbursement unless such disbursement is proscribed by order of a court of competent jurisdiction or objected to in writing by Seller or Buyer.  If such disbursement is objected to in writing by Seller or Buyer within such three (3) Business Day period, then Escrow Holder shall not make such disbursement until unanimously instructed in writing by Buyer and Seller, or is directed to make such disbursement by a court of competent jurisdiction.  However, the foregoing provisions shall not apply if this Agreement terminates under Section 4.1.1; in that case, Escrow Holder will deliver the Earnest Money to Buyer within two (2) Business Days after the termination with the necessity of any instruction from Seller and notwithstanding any objection from Seller or any other Person.
15.1.5            DISPUTES.  In the event of any disagreement between Buyer and Seller resulting in adverse claims and demands being made in connection with or against the funds held in escrow, Escrow Holder shall refuse to comply with the claims or demands of either party until such disagreement is finally resolved (i) by a court of competent jurisdiction (in proceedings which Escrow Holder or any other party may initiate, it being understood and agreed by Buyer and Seller that Escrow Holder has authority (but not the obligation) to initiate such proceedings), or (ii) by an arbitrator if Buyer and Seller mutually and jointly determine to submit the dispute to arbitration pursuant to the rules of the American Arbitration Association, and in so doing Escrow Holder shall not be or become liable to a party, or (iii) by written settlement between Buyer and Seller.
15.1.6            INDEMNIFICATION OF ESCROW HOLDER.  Buyer and Seller each agree to jointly and severally indemnify and hold harmless Escrow Holder against any and all Liabilities in any way incurred by Escrow Holder (except to the extent arising from negligence, willful misconduct or breach of this Agreement by Escrow Holder) in connection with or as a result of any disagreement between Buyer and Seller under this Agreement or otherwise incurred by Escrow Holder in any way on account of its role as Escrow Holder.
15.1.7            INTERPLEADER.  Escrow Holder may pay the Earnest Money into a court of competent jurisdiction upon commencement by the Escrow Holder of an interpleader action in such court.  The reasonable out-of-pocket costs and attorneys’ fees of the Escrow Holder for such interpleader action shall be paid by the losing party in such interpleader action.
15.1.8            REPORTING PERSON.  Seller and Buyer hereby name the Title Company as the “Reporting Person” under Section 6045(e) of the Code.
15.1.9            FURTHER ASSURANCES.  From time to time on and after the Effective Date, Seller and Buyer shall deliver or cause to be delivered to Escrow Holder such further documents and instruments and shall do and cause to be done such further acts as Escrow Holder shall reasonably request (it being understood that Escrow Holder is not obligated to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.
15.1.10                          RESIGNATION OF ESCROW HOLDER. Escrow Holder may resign at any time as Escrow Holder hereunder upon giving five (5) days’ prior written notice to that effect to both Seller and Buyer.  In such event, the successor Escrow Holder shall be a nationally recognized title insurance company or other Person acceptable to both Seller and Buyer.  Such party that will no longer be serving as Escrow Holder shall deliver, against receipt, to such successor Escrow Holder, the Earnest Money held by such party, to be held by such successor Escrow Holder pursuant to the terms and provisions of this Agreement.  If no such successor has been designated on or before such party ceases to be Escrow Holder hereunder, whether by resignation or otherwise, its obligations as Escrow Holder shall continue until such successor is appointed, provided, however, its sole obligation thereafter shall be to safely keep all monies then held by it and to deliver the same to the Person, firm or corporation designated as its successor or until directed by a final order or judgment of a court of competent jurisdiction, whereupon Escrow Holder shall make disposition thereof in accordance with such order.  If no successor Escrow Holder is designated and qualified within five (5) days after its resignation is effective, such party that will no longer be serving as Escrow Holder may apply to any court of competent jurisdiction for the appointment of a successor Escrow Holder.
15.1.11                          SURVIVAL.  The provisions of this Article XV shall survive the Closing or any termination of this Agreement.
(Signature page to follow)

IN WITNESS WHEREOF, each Party has caused this Agreement to be executed and delivered in its name by a duly authorized officer or representative.
SELLER:
LEAWOOD ADP, LTD, a Texas limited partnership
By: Leawood ADP Management, LLC, a Texas limited liability company, its General Partner

        By: /s/ H. Drake Liddy
      Name:  H. Drake Leddy
      Title:  Manager
BUYER:
SUPERTEL LIMITED PARTNERSHIP, a Virginia limited partnership
By Supertel Hospitality REIT Trust, its General Partner
By: /s/ Jeffrey W. Dougan
Name: Jeffrey W. Dougan
 Title:Vice President & COO

Exhibit A
LEGAL DESCRIPTION OF LAND

The following real property located in the City of Leawood, Johnson County, Kansas:

Lot 9, Park Place Second Plat, a subdivision in the City of Leawood, Johnson County, Kansas according to the recorded plat filed in Book 200711, Page 006579.Consisting of 7,008.26 SF of land at the ground surface and 27,579.35 square feet  above elevation 948.5.
The following Tracts are not part of the Legal Description of the Land but are included on this Exhibit A solely to identify them as potential matters for which an estoppel certificate may be required.
TRACT 1 (Drive Easement)
The non-exclusive use of all drives, sidewalks, easements and other common areas located on Tract A, Park Place and Tract F, Park Place Second Plat including but not limited to the drives created in the Deed and Easement Agreement filed in Book 200802, Page 000302.
TRACT 2 (Parking Deck Easement)
An easement for the use of 156 parking spaces in Parking Deck A located on the tract of land created in the Deed and Easement Agreement filed Book 200802, Page 000302 together with non-exclusive easements over the common drives located on Tract F for the purpose of ingress and egress to Deck A and the use of the 156 parking spaces, as further described in aforesaid document and EXHIBIT A and EXHIBIT E-2 attached.
TRACT 3 (Front Drive Easement)
A Non Exclusive easement over the portion of Tract F on which the drive from Ash Street to the Hotel Entrance & back to Ash Street, such drive being created in the Deed and Easement Agreement filed Book 200802, Page 000302, as further described in aforesaid document and EXHIBIT B attached.
TRACT 4 (Sign Easement)
An Easement for the purpose of constructing, maintaining a sign for the Hotel on a portion of the landscaped area on Tract F as created in the Deed and Easement Agreement filed in Book 200802, Page 000302, together with a non-exclusive easement for means of maintenance and operation of the sign over other portions of Tract F as is reasonably necessary to construct, maintain and operate the sign as further described in aforesaid document and EXHIBIT C and EXHIBIT E-3 attached.
TRACT 5 (Canopy Easement)
An easement over a portion of the Entrance Drive and the Landscaped Area located on Tract F on which portions of the canopy will be located including easements which are or may reasonably be a part of the Canopy for the columns, supports, utilities servicing the Canopy as created in the Deed and Easement Agreement filed in Book 200802, Page 000302, as further described in aforesaid document and EXHIBIT D and EXHIBIT E-4 attached.

TRACT 6 (Columns and Supports Easement)
An easement for the Construction, Use, Maintenance of Columns and Supports for the Hotel, including without limitation, the Supports for the canopy and the Subterranean Supports including the rights to penetrate the Developer Building and Common Facilities as created in the Deed and Easement Agreement filed in Book 200802, Page 000302.
TRACT 7 (Vertical Penetrations and Support)

An easement to use, construct and maintain vertical and lateral supports on, under and/or in the Developer's buildings on Lots 10, 11 & 12 Park Place Second Plat in the approximate locations and manner as created in the Deed and Easement Agreement filed in Book 200802, Page 000302.
TRACT 8 (Second Level Garden Area)
An easement to use, construct and maintain the garden area on the developer's parcel over a portion of the retail building lying to the West of the Hotel on Lot 12, Park Place Second Plat as created in the Deed and Easement Agreement filed in Book 200802, Page 000302.
TRACT 9 (Electrical Room & Mechanical Equipment Easement)
An easement to Construct, Maintain and Use the electrical room as created in the Deed and Easement Agreement filed in Book 200802, Page 000302 for the benefit of the Hotel Tract and to Construct, Maintain & Use portions of the Developer's Parcel for mechanical and similar equipment serving the Hotel including the fire booster pump at such other locations on the Developer's parcel, as further described in aforesaid document and EXHIBIT E and EXHIBIT E-5 attached.
TRACT 10 (Fire Escape Easement)
An Easement over such portion of the surface of Lots 10 and 12, Park Place Second Plat for the purpose of ingress and egress to and from the fire escapes on Lot 9, Park Place Second Plat, as created in the Deed and Easement Agreement filed in Book 200802, Page 000302.
TRACT 11 (Easement to Construct and Maintain)
An Easement to Construct and Maintain and Operate the Hotel and appurtenant improvements as created in the Deed and Easement Agreement filed in Book 200802, Page 000302.
TRACT 12 (Easement to Correct Defects)
An Easement to Construct and Maintain the Hotel improvement to mitigate (i) any error in design, or construction of the hotel (ii) any matter resulting from natural occurrences such as shifting of soil or settling or (iii) any matter resulting from future occurrences such as governmental regulations or life/safety recommendations, as created in the Deed and Easement Agreement filed in Book 200802, Page 000302.. It is agreed that the location of any structural improvements, equipment and appurtenant improvements shall be subject to Developer's reasonable approval and that the Hotel owner shall be required to compensate the Developer for any damages incurred by the Developer relating to the excercise and use of such easements and improvements thereon as described in said Deed and Easement Agreement.
TRACT 13 (Loading Dock Easement)
An Easement to access and use the loading dock and dumpster areas in common with the Developer for trash and dumpster purposes for the occupants of Buildings located on Lots 9, 10, 11 & 12, Park Place Second Plat, as created in the Deed and Easement Agreement. The use of said areas being subject to reasonable and non-discriminatory rules and regulations as Developer may promulgate from time to time with respect to the use of the dock and trash dumpsters and the allocation of the cost of the dumpster services as created in the Deed and Easement Agreement filed in Book 200802, Page 000302.
TRACT 14

Easements and other rights created under the Master Declaration of Protective Covenants, Conditions, Restrictions and Easements recorded for Park Place Second Plat filed in Book 200802, Page 000300.
TRACT 15
Easements and other rights created under the Commercial Declaration of Protective Covenants, Conditions, Restrictions and Easements for Park Place Second Plat filed in Book 200802, Page 000301.

Exhibit B
FORM TO BE NEGOTIATED BY THE PARTIES

Exhibit C
FORM OF CLOSING CERTIFICATE
THIS SELLER CLOSING CERTIFICATE (this “Certificate”) is made by [-] (the “Seller”), pursuant to the Agreement of Purchase and Sale dated as of [-] (the “Agreement”) by and between Seller and [-] (the “Buyer”).  All capitalized terms used, but not defined, in this Certificate shall have the meaning set forth in the Agreement.
Seller states and certifies to Buyer that:
1.            Attached hereto as Exhibit A is a true and complete copy of the authorizing resolutions for Seller, which resolutions authorize such applicable Seller’s execution and delivery of the Agreement and the consummation of the transaction contemplated therein, and such resolutions have not been amended, modified or rescinded since the date of adoption and are in full force and effect as of the date of this Certificate.
2.            The representations and warranties of Seller under the Agreement are true and correct as of the date of this Certificate (or as of such other date to which such representation or warranty expressly is made), except to the extent any breach of such representations or warranties would not have a Material Adverse Effect on the Business or prevent Seller from consummating the transaction described in the Agreement.
3.            Seller has performed each of its covenants and obligations under the Agreement, in all material respects, as of the date of this Certificate.
[remainder of page intentionally left blank; signatures on following pages]

IN WITNESS WHEREOF, Seller has caused this Certificate to be executed and delivered in its name by a duly authorized officer or representative as of this ___ day of ___________, [-].
SELLER:
[-]
By:____________________________
Name:__________________________
Title:___________________________

Exhibit D
FORM OF BILL OF SALE
THIS BILL OF SALE (this “Bill of Sale”) is dated as of [___________], [-] (the “Effective Date”) from [-] (“Seller”), to [-] (“Buyer”).
WHEREAS, Seller and Buyer are parties to that certain Agreement of Purchase and Sale dated as of [-] (the “Agreement”), pursuant to which Seller has agreed to sell, assign, transfer and convey to Buyer that certain Hotel facility as more particularly described on Exhibit A hereto (the “Hotel”), including all FF&E, OS&E, F&B, Intellectual Property, Books and Records and Plans and Specifications, but expressly excluding the Excluded Property (collectively, the “Personal Property”), as provided in the Agreement.  All capitalized terms used, but not defined, in this Bill of Sale shall have the meaning set forth in the Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:
1.            Seller hereby sells, assigns, transfers and conveys to Buyer all of its right, title and interest in and to all of the Personal Property, and Buyer hereby purchases and accepts all of Seller’s right, title and interest in and to all of the Personal Property, as of the Effective Date, on the terms set forth in this Bill of Sale.
2.            This Bill of Sale shall be binding upon and inure to the benefit of Seller and Buyer, and their respective successors and assigns.  This Bill of Sale shall not confer any rights or remedies upon any Person other than Seller, Buyer, Seller Indemnitees and Buyer Indemnitees as expressly provided under the Agreement.
3.            This Bill of Sale (including the recitals to this Bill of Sale which are incorporated herein), and the Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between Seller and Buyer on or prior to the Effective Date respecting the matters set forth herein.  No amendment or modification to any terms of this Bill of Sale, waiver of any covenant, obligation, breach or default under this Bill of Sale or termination of this Bill of Sale (other than as expressly provided in the Agreement), shall be valid unless in writing and executed and delivered by Seller and Buyer.
4.            This Bill of Sale may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature page.
5.            EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT, THE PERSONAL PROPERTY IS HEREBY SOLD, ASSIGNED, TRANSFERRED AND CONVEYED TO BUYER ON AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” BASIS, WITHOUT ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO SUCH PERSONAL PROPERTY, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, Seller and Buyer have caused this Bill of Sale to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.
SELLER:
[-]
By:____________________________
Name:__________________________
Title:___________________________
By:____________________________
Name:__________________________
Title:___________________________

Acknowledged and agreed:
BUYER:

[-]

By:____________________________
Name:__________________________
 Title:___________________________

Exhibit E
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”) is made as of this [__] day of [___________],  (the “Effective Date”), by and among [-] (“Assignor”), and [-]  (“Assignee”).
WHEREAS, Assignor and Assignee are parties to that certain Agreement of Purchase and Sale dated as of [-] (the “Agreement”), pursuant to which Assignor has agreed to sell, assign, transfer and convey the Hotel to Assignee.
WHEREAS, in connection with the sale and purchase of the Hotel, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all of the Tenant Leases, Contracts and Transferable Licenses and Permits, to Buyer, except to the extent any of the foregoing are not transferable to Assignee without consent which consent has not been obtained (collectively, the “Assigned Documents”), as provided in the Agreement.  All capitalized terms used, but not defined, in this Assignment shall have the meaning set forth in the Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
6.            Recitals Incorporated.  The foregoing recitals are hereby incorporated within and made an integral part of this Assignment as if fully set forth herein.
7.            Assignment by Assignor.  Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Assigned Documents.
8.            Acceptance and Assumption by Assignee.  Assignee hereby accepts the assignment, transfer and conveyance of the Assigned Documents.  Assignee agrees to perform all of the obligations, liabilities, covenants, duties and agreements of Assignor under the Assigned Documents from and after the Effective Date.
9.            Successors and Assigns; Third Party Beneficiaries.  This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.  This Assignment shall not confer any rights or remedies upon any Person other than Assignor, Assignee, Buyer Indemnitees and Seller Indemnitees as expressly provided under the Agreement.
10.            Entire Agreement; Amendments to Assignment.  This Assignment (including the recitals to this Assignment which are incorporated herein) and the Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between Assignor and Assignee on or prior to the Effective Date respecting the matters set forth herein.  No amendment or modification to any terms of this Assignment, waiver of any covenant, obligation, breach or default under this Assignment or termination of this Assignment (other than as expressly provided in this Assignment), shall be valid unless in writing and executed and delivered by Assignor and Assignee.
11.            Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature page.
12.            EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT, THE ASSIGNED DOCUMENTS ARE HEREBY SOLD, ASSIGNED, TRANSFERRED AND CONVEYED TO BUYER ON AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” BASIS, WITHOUT ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO SUCH PERSONAL PROPERTY, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.

ASSIGNOR:
[-]
By:____________________________
Name:__________________________
Title:___________________________
By:____________________________
Name:__________________________
Title:___________________________

ASSIGNEE:

[-]

By:____________________________
Name:__________________________
Title:___________________________

Exhibit F
FORM OF ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY
THIS ASSIGNMENT AND ASSUMPTION OF INTANGIBLE PROPERTY (this “Assignment”) is made as of this _____ day of ________, [-] (the “Effective Date”), by and between [-] (“Assignor”), and [-] (“Assignee”).
WHEREAS, Assignor and Assignee are parties to that certain Agreement of Purchase and Sale dated as of [-], (the “Agreement”), pursuant to which Assignor has agreed to sell, assign, transfer and convey the Hotel to Assignee.
WHEREAS, in connection with the sale and purchase of the Hotel, Assignor has agreed to assign to Assignee, and Assignee has agreed to assume from Assignor, all of the Accounts Receivable, Warranties, Bookings, IT Systems and Intellectual Property (collectively, the “Assigned Property”), as provided in the Agreement. All capitalized terms used, but not defined, in this Assignment shall have the meaning set forth in the Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.            Recitals Incorporated. The foregoing recitals are hereby incorporated within and made an integral part of this Assignment as if fully set forth herein.
2.            Assignment by Assignor. Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to the Assigned Property.
3.            Acceptance and Assumption by Assignee. Assignee hereby accepts the assignment, transfer and conveyance of the Assigned Property.  Assignee agrees to perform all of the obligations, liabilities, covenants, duties and agreements of Assignor respecting the Assigned Property from and after the Effective Date.
4.            Successors and Assigns; Third Party Beneficiaries.  This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee, and their respective successors and assigns.  This Assignment shall not confer any rights or remedies upon any Person other than Assignor, Assignee, Buyer Indemnitees and Seller Indemnitees as expressly provided under the Agreement.
5.            Entire Agreement; Amendments to Agreement.  This Assignment (including the recitals to this Assignment which are incorporated herein), and the Agreement set forth the entire understanding and agreement of the parties hereto, and shall supersede any other agreements and understandings (written or oral) between Assignor and Assignee on or prior to the date of this Assignment respecting the matters set forth herein. No amendment or modification to any terms of this Assignment, waiver of any covenant, obligation, breach or default under this Assignment or termination of this Assignment (other than as expressly provided in this Assignment), shall be valid unless in writing and executed and delivered by Assignor and Assignee.
6.            Counterparts.  This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which counterparts together shall constitute one agreement with the same effect as if the parties hereto had signed the same signature page.
7.            EXCEPT AS SPECIFICALLY SET FORTH IN THE AGREEMENT, THE ASSIGNED PROPERTY IS HEREBY SOLD, ASSIGNED, TRANSFERRED AND CONVEYED TO BUYER ON AN “AS IS,” “WHERE IS,” “WITH ALL FAULTS” BASIS, WITHOUT ANY REPRESENTATION, WARRANTY, GUARANTY, PROMISE, PROJECTION OR PREDICTION WHATSOEVER WITH RESPECT TO SUCH PERSONAL PROPERTY, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
[remainder of page intentionally left blank; signatures on following pages]

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed and delivered in their names by their respective duly authorized officers or representatives as of the Effective Date.
ASSIGNOR:

[______________]

By:____________________________
Name:__________________________
Title:___________________________

By:____________________________
Name:__________________________
Title:___________________________

ASSIGNEE:

[-]

By:____________________________
Name:__________________________
Title:___________________________

Exhibit A

 Legal Description

Exhibit G
FORM OF LIMITED PARTNER ADMISSION AGREEMENT

Exhibit H
FORM OF REDEMPTION AGREEMENT

Schedule 2.1.3
VEHICLES
Seller shall deliver the Schedule of Vehicles to Buyer on or before ten (10) Business Days after the Effective Date.

Schedule 2.1.10
EQUIPMENT LEASES
Seller shall deliver the Schedule of Equipment Leases to Buyer on or before ten (10) Business Days after the Effective Date.

Schedule 2.1.17

 TENANT LEASES
Seller shall deliver the Schedule of Tenant Leases to Buyer on or before ten (10) Business Days after the Effective Date.

Schedule 2.2.4
EXCLUDED IT SYSTEM
Seller shall deliver this Schedule of Excluded IT System to Buyer on or before ten (10) Business Days after the Effective Date.

Schedule 3.3.2

SCHEDULE 3.5

PURCHASE PRICE ALLOCATIONS

$_________ Real Property Improvements
$__________ Land
$____________ Personal Property
$____________________ Good Will

SCHEDULE 4.1.2(a)

ADDITIONAL SELLER DUE DILIGENCE MATERIALS

1.            Operating Agreements
2.            Tenant Leases
3.            Equipment Leases
4.            Licenses and Permits
5.            Warranties
6.            Existing Survey and current title policy
7.            Existing Franchise Agreement
8.            Insurance policies
9.            Construction and maintenance related documents
10.            Impact reports pertaining to the effect on the Hotel of hotels planned or under construction
11.            The Management Agreement
12.            Hotel property and loss statements for the last three (3) years
13.            Sales and transient occupancy tax returns for the last three (3) years
14.            A current inventory of FF&E
15.            A current inventory of OS&E
16.            A schedule of all Hotel employees with details of employee compensation, tenure, and accrued benefits and vacation time
17.            Property tax bills, utility bills (if any) and similar records relating to the Property for the past two (2) years
18.            Any environmental assessments obtained by Seller respecting the Property, including without limitation, any Phase I, Phase II and Wetland studies, and physical inspection reports, soil and geological reports, including without limitation, ADA compliance reports.
19.            Any information relating to the current zoning of the Property, including any zoning letters.
20.            Other Seller Due Diligence Materials in Seller’s Possession requested by Buyer, within five (5) days of the request.